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                           ASSET PURCHASE AGREEMENT

                                 By and Among

                      MEDIQ MOBILE X-RAY SERVICES, INC.,

                              MEDIQ INCORPORATED

                                      and

                   SYMPHONY DIAGNOSTIC SERVICES NO. 1, INC.


                         Dated as of November 6, 1996


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                               TABLE OF CONTENTS

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Background...................................................................1

ARTICLE I PURCHASE AND SALE OF ASSETS........................................1

      1.1      Assets Being Sold and Purchased...............................1
      1.2      Excluded Assets...............................................3
      1.3      Assumption of Liabilities.....................................4
      1.4      Assignment of Assets..........................................6

ARTICLE II PURCHASE PRICE AND CLOSING........................................7

      2.1      Purchase Price................................................7
      2.2      Purchase Price Contingency....................................8
      2.3      Post-Closing Purchase Price Adjustment........................9
      2.4      Closing Date.................................................12
      2.5      Closing Documents of Seller..................................12
      2.6      Closing Documents of Parent..................................13
      2.7      Closing Documents of Buyer...................................13
      2.8      Legal Opinions...............................................14
      2.9      IHS Stock....................................................14

ARTICLE III REPRESENTATIONS AND WARRANTIES..................................20
      3.1      Representations and Warranties of Seller and Parent..........20
               (a)  Authority...............................................20
               (b)  Organization and Standing of Seller and Parent..........20
               (c)  Ownership...............................................20
               (d)  Subsidiaries of the Seller..............................21
               (e)  Financial Statements....................................21
               (f)  Taxes...................................................21
               (g)  Assets Other than Real Property.........................22
               (h)  Title to Real Property..................................23
               (i)  Intellectual Property...................................23
               (j)  Contracts...............................................23
               (k)  Litigation; Decrees.....................................25
               (l)  Insurance...............................................25
               (m)  Benefit Plans...........................................26
               (n)  Absence of Changes or Events............................26
               (o)  Compliance with Applicable Laws.........................27
               (p)  Licenses; Permits.......................................28
               (q)  Environmental Matters...................................28
               (r)  Employee and Labor Relations............................28
               (s)  Special Fee Arrangements................................29


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               (t)  Patient Volumes.........................................29
               (u)  Employees...............................................29
               (v)  Relationships...........................................29
               (w)  Questionable Payments...................................29
               (x)  Reimbursement Matters...................................29
               (y)  Medicare/Medicaid Participation.........................30
               (z)  Customer List...........................................30
               (aa) Financial Statements and SEC Documents..................30
      3.2      Representations and Warranties of Buyer......................31
               (a)  Authority...............................................31
               (b)  Sufficient Funds........................................31
               (c)  Organization and Standing of Buyer......................31
               (d)  Financial Statements and SEC Documents..................32

ARTICLE IV COVENANTS........................................................32
      4.1      Covenants of Seller..........................................32
               (a)  Insurance...............................................32
               (b)  Employment Agreements...................................32
      4.2      Covenants of Buyer...........................................33
               (a)  Financial Information...................................33
               (b)  Accounts................................................33
               (c)  Employees...............................................33
               (d)  Insurance...............................................33
      4.3      Mutual Covenants.............................................34
               (a)  Records.................................................34
               (b)  Publicity...............................................35

ARTICLE V OTHER AGREEMENTS..................................................35
      5.1      Certain Understandings.......................................35
      5.2      Further Assurances...........................................35
      5.3      Transfer Taxes...............................................35
      5.4      Use of Mediq Name............................................35
      5.5      Covenant Not to Compete......................................36
      5.6      Restrictions.................................................38
      5.7      Adjustments for Medicare Reimbursement Rate Increases........38
      5.8      Audit........................................................39
      5.9      Billing and Collection Agent.................................39
      5.10     Benefits under Excluded Contracts............................39

ARTICLE VI INDEMNIFICATION..................................................40
      6.1      Indemnification by Seller and Parent.........................40
      6.2      Indemnification by Buyer.....................................41
      6.3      Losses Net of Insurance, Etc.................................41
      6.4      Termination of Indemnification...............................41


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      6.5      Procedures Relating to Indemnification under Sections
                 6.1 and 6.2................................................42

ARTICLE VII DEFINITIONS.....................................................43

ARTICLE VIII MISCELLANEOUS..................................................47
      8.1      Assignment...................................................47
      8.2      No Third-Party Beneficiaries.................................48
      8.3      Survival of Representations..................................48
      8.4      Expenses.....................................................48
      8.5      Amendments...................................................48
      8.6      Notices......................................................48
      8.7      Fees.........................................................50
      8.8      Severability.................................................50
      8.9      Interpretation...............................................50
      8.10     Waiver.......................................................51
      8.11     Counterparts.................................................51
      8.12     Entire Agreement.............................................51
      8.13     Governing Law................................................51
      8.14     Joint and Several............................................51


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                               LIST OF SCHEDULES
                               -----------------

Schedule 1.1(a)(vii)     Third Party Consents
Schedule 1.3             Assumed Liabilities
Schedule 3.1(a)          Authority Schedule
Schedule 3.1(b)          Qualification to do Business Schedule
Schedule 3.1(e)          Financial Statements Schedule
Schedule 3.1(f)          Taxes Schedule
Schedule 3.1(g)          Assets Other than Real Property Schedule
Schedule 3.1(h)          Title to Real Property Schedule
Schedule 3.1(i)          Intellectual Property Schedule
Schedule 3.1(j)          Contracts Schedule
Schedule 3.1(j)-A        Contracts Not in Effect Schedule
Schedule 3.1(j)-B        Breaches and Defaults Schedule
Schedule 3.1(j)-C        Contracts not Current in Payments Schedule
Schedule 3.1(j)-D        Consents Schedule
Schedule 3.1(k)          Litigation; Decrees Schedule
Schedule 3.1(l)          Insurance Schedule
Schedule 3.1(m)          Benefit Plans Schedule
Schedule 3.1(n)          Absence of Changes or Events Schedule
Schedule 3.1(o)          Compliance with Applicable Laws Schedule
Schedule 3.1(p)          Licenses; Permits Schedule
Schedule 3.1(q)          Environmental Matters Schedule
Schedule 3.1(r)          Employee and Labor Relations Schedule
Schedule 3.1(s)          Special Fee Arrangements Schedule
Schedule 3.1(t)          Patient Volumes Schedule
Schedule 3.1(u)          Employees Schedule
Schedule 3.1(v)          Relationships Schedule
Schedule 3.1(w)          Questionable Payments Schedule
Schedule 3.1(x)          Reimbursement Matters Schedule
Schedule 3.1(y)          Medicare/Medicaid Participation Schedule
Schedule 3.1(z)-A        Facilities List Schedule
Schedule 3.1(z)-B        Patients List Schedule
Schedule 5.5             Non-Competition Agreement Parties

                               LIST OF EXHIBITS
                               ----------------

Exhibit 2.5(d)-1         Bill of Sale
Exhibit 2.5(d)-2         Assignment and Assumption of Contracts
Exhibit 2.7(i)           Assumption Agreement
Exhibit 2.8(a)           Legal Opinion of Dechert Price & Rhoads
Exhibit 2.8(b)           Legal Opinion of Blass & Driggs, Esqs.
Exhibit 3.1(j)-A         Customer Contract
Exhibit 3.1(j)-B         Customer Contract


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                           ASSET PURCHASE AGREEMENT



               ASSET PURCHASE AGREEMENT dated as of November 6, 1996 by and among MEDIQ Mobile X-Ray Services, Inc., a Delaware corporation ("Seller"), MEDIQ Incorporated, a Delaware corporation ("Parent"), and Symphony Diagnostic Services No. 1, Inc., a California corporation ("Buyer").

                                  Background

               WHEREAS, Seller operates a business which provides portable X-ray, EKG and nutritional services to residents of nursing homes and other institutions and home care patients, and ancillary services related thereto (the "Business");

               WHEREAS, Buyer wishes to purchase and assume from Seller and Seller wishes to sell and transfer to Buyer certain assets used and liabilities arising in the Business, all as more fully described herein;

               WHEREAS, Parent owns 100% of the issued and outstanding capital stock of Seller and is entering into this Agreement as an inducement to Buyer to enter into this Agreement;

               NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I
                          PURCHASE AND SALE OF ASSETS

               1.1  Assets Being Sold and Purchased.

                    (a) Subject to and upon the terms and conditions of this Agreement, concurrently herewith Seller shall transfer, sell, convey, assign and deliver to Buyer free and clear of all Liens, other than Permitted Liens (as hereinafter defined), and Buyer shall purchase from Seller, all of Seller's right and title to and interest in the following properties and assets as the same exist on the date hereof:

                        (i) all tangible assets used in or useful or held for use in connection with the ownership or operation of the Business whether owned or leased, including, without limitation, all inventory, supplies, furnishings, moveable and other equipment, instruments, machinery, tools, vehicles, furniture and office equipment, all fixtures and leasehold improvements and other items of personal property owned by Seller;

                        (ii) manufacturers' and vendors' warranties in connection with the assets being transferred hereunder;


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                        (iii) except for Excluded Contracts (as defined in
Section 1.4), agreements to provide services or equipment, real estate leases, equipment maintenance agreements, non-competition and proprietary information agreements (other than such confidentiality agreements and letters of intent that arose from the sale of the Business) and other agreements related to, and incurred in the ordinary course of, the Business, including its contracts to provide portable x-ray, EKG and other ancillary services and all other Contracts (as such term is hereinafter defined in Section 3.1(j));

                        (iv) trade names, including but not limited to, "MMXR" and the names, service marks, trademarks, copyrights, copyright applications, trademark applications, patents, and patent applications used or useful or held for use in connection with the ownership or operation of the Business and the right to use the logos, except for the name and service mark "MEDIQ" and any derivations thereof;

                        (v) all prepaid expenses and deposits used or useful or held for use in connection with the ownership or operation of the Assets being transferred hereunder (the "Prepaid Expenses"), which excludes those prepaid expenses and deposits (which expenses and deposits remain the property of Seller) relating to those liabilities that are not Assumed Liabilities;

                        (vi) all original agreements, documents, books, instruments, papers, records, and files of all kind and nature relating to the Business (collectively, the "Records"), but excluding its charter, minute books, stock record books and corporate seal;

                        (vii) all consents, licenses, permits, certifications and approvals granted by any governmental or non-governmental third party (collectively, the "Third Party Consents"), to the extent transferable in accordance with applicable law, including without limitation, those specified on
Schedule 1.1(a)(vii);

                        (viii) its past and present customer lists and all telephone numbers, patient records, including without limitation, patient x-ray films and EKGs, and files and other confidential or proprietary information (other than confidentiality agreements and letters of intent that arose from the sale of the Business), in each case only to the extent transferable in accordance with applicable law;

                        (ix) its cash, cash equivalents, accounts and notes receivable and the proceeds of any Non-Assignable Receivables (as defined below);

                        (x) any provider or participation agreements and provider numbers relating to Medicare or Medicaid to which Seller is a party (including, without limitation, any hereafter issued with respect to Michigan) and any IPL numbers;

                        (xi) its goodwill and going concern value; and


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                        (xii) all other assets that are used, useful or held for
use in connection with the ownership or operation of the Business.

                    (b) The assets being sold and purchased hereunder are hereinafter collectively referred to as the "Assets".

               1.2 Excluded Assets. Notwithstanding anything contained in
Section 1.1 hereof to the contrary, Seller is not selling, assigning, transferring or conveying to Buyer any asset or item not described in Section
1.1. Without limiting the foregoing, the following assets, rights and properties are excluded from the transactions contemplated in this Agreement (the "Excluded Assets"):

                    (a) the ownership interest in equipment and other personal property, wherever located, leased, licensed or rented by the Company and owned by third parties who are not affiliated with Seller;

                    (b) refunds for Taxes (as hereinafter defined in Section 3.1(f)(i)) paid;

                    (c) prepaid expenses and deposits relating to those liabilities that are not Assumed Liabilities (as hereinafter defined);

                    (d) inter-company accounts receivable from Affiliates of Seller, and Seller's pension, profit-sharing or other funded employee benefit plan assets;

                    (e) the capital stock of Seller owned or held by Parent;

                    (f) banking or financial institution accounts or any deposit or concentration accounts or safety deposit boxes (it being understood that the foregoing does not apply to any funds or other assets held in any such accounts, all of which are included in the Assets);

                    (g) Seller's rights under any Excluded Contracts except under the Agreement between Lawrence M. Smith and Parent, dated as of February 27, 1996 (which rights are expressly included as Assets) or except as expressly provided in Section 5.5(f);

                    (h) Medicare Provider Numbers for Pennsylvania, Ohio, Florida, Maryland, Rhode Island and Washington, D.C.;

                    (i) the name and service mark "MEDIQ" and any derivations thereof (the "Name");

                    (j) Seller's rights under this Agreement or any other Transaction Documents (as hereinafter defined); and


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                    (k) all Accounts Receivable of Seller from governmental
payors that by law may not be assigned to Buyer ("Non-Assignable Receivables") (it being understood however, that for purposes of Section 2.3 of this Agreement the Non-Assignable Receivables shall be deemed to be Accounts Receivable).

               1.3 Assumption of Liabilities. (a) At Closing, Seller shall transfer to Buyer, and Buyer shall assume and shall thereafter pay, perform and discharge, to the extent not paid, performed and discharged at the Closing, all of the Assumed Liabilities.

               For purposes of this Agreement "Assumed Liabilities" shall mean, without duplication:

                    (i) all operating trade payables, other liabilities and accrued expenses of Seller that would be classified as current liabilities ("Current Liabilities") on a balance sheet of Seller as of the Closing Date prepared in accordance with generally accepted accounting principles applied on a basis consistent with the balance sheet delivered to Buyer and included in the financial statements of Seller as at August 31, 1996 referred to in Section 3.1(e) ("GAAP"), other than: (A) any liabilities that Buyer is expressly not assuming as provided in this Agreement (other than payables under Excluded Contracts that are reflected on the Closing Balance Sheet and that constitute Current Liabilities), (B) any liability due to Parent of the type included under the heading "Intercompany Advance-Parent" on Seller's balance sheet or any other fee, loan, advance or other similar item due by Seller to Parent that does not represent a Current Liability that is a reimbursement for expenses actually incurred by Parent on Seller's behalf, (it being understood, however, that any other Liabilities due to Parent or any of its Affiliates constituting Current Liabilities shall be Assumed Liabilities), (C) any liability for taxes (other than Buyer Taxes), (D) any obligation or liability arising out of any of the Seller's Benefit Plans (as defined in Section 3.1(m)) except as provided in
Section 4.2(d), and (E) any obligation or liability to any Designated Employee (as defined in Section 4.2(c)).

                    (ii) those obligations that arise or accrue under the Contracts assigned by Seller to Buyer, with respect to, and only with respect to, services to be rendered or goods to be supplied or benefits to be conferred to or by Buyer or otherwise arising or accruing on or after the date that such Contracts are assigned to Buyer. Notwithstanding the foregoing, Liabilities under such Contracts that have accrued, or the performance of which is due, on or prior to such date of assignment or which are in payment or consideration for Excluded Assets, or that arise out of breaches that occurred prior to Closing, shall remain the sole responsibility of Seller except to the extent such liabilities constitute Current Liabilities; and

                    (iii) liabilities for severance or other payments related to the termination of employment (as opposed to accrued compensation for services rendered to Buyer) ("Employee Termination Payments") with respect to each employee of Seller (other than the Subject Employees as hereinafter defined in Section 4.1(b)) that Buyer employs as of the Closing Date through a date that ends at least sixty (60) days after the Closing Date. Within ten (10) days of request, Seller shall reimburse Buyer for any Employee Termination Payments paid or incurred by it for any employee of Seller that Buyer terminates prior to the end of such sixty (60) day period except to the extent such Employee Termination Payments exceed $150,000. Subject to


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the aforesaid reimbursement obligation of Seller, Buyer shall be responsible for the payment of all Employee Termination Payments for all of Buyer's employees that are so terminated. If Buyer shall terminate the employment of any such employee prior to the end of such sixty (60) day period, then the Employee Termination Payment with respect to such terminated employee shall include any severance obligations with respect to such employee included in any Benefit Plans, severance or employment agreement disclosed in the Disclosure Schedule (and not constituting an Excluded Contract). If Buyer shall terminate the employment of any such employee on or after the end of such sixty (60) day period, then the Employee Termination Payment with respect to such terminated employee shall exclude any severance obligations included in any Benefit Plan but shall include any severance obligations with respect to such employees included in any severance or employment agreement disclosed in the Disclosure Schedule (and not constituting a Excluded Contract and not otherwise expressing assumed by Seller pursuant to said agreement).

               (b) Buyer will not assume any, and Seller shall remain liable for each, Liability of Seller existing on the Closing Date, other than the Assumed Liabilities (the "Excluded Liabilities"). For purposes of this Agreement the term "Liability" means any claim, lawsuit, liability, obligation or debt of any kind or nature whatsoever, whether absolute, accrued, due, direct or indirect, contingent or liquidated, matured or unmatured, joint or several, whether or not for a sum certain, whether for the payment of money or for the performance or observance of any obligation or condition, and whether or not of a type which would be reflected as a liability on a balance sheet in accordance with generally accepted accounting principles, including without limitation (i) malpractice claims asserted by patients or any other tort claims asserted, claims for breach of contract, or any claims of any kind asserted by patients, former patients, employees or any other party that are based on acts or omissions occurring on or before the Closing Date; (ii) amounts due or that may become due to Medicare or Medicaid or any other health care reimbursement or payment intermediary on account of Medicare or Medicaid cost report adjustments or other payment adjustments attributable to any period on or prior to the Closing Date (including, without limitation, any of the same which becomes due to any nursing home, hospital, other facility or other third party pursuant to any Contract directly, by reason of offset or indemnification, or otherwise, or any other form of Medicare or other health care reimbursement denial, recapture, adjustment or overpayment whatsoever with respect to any period on or prior to the Closing Date), or any liabilities arising out of the Middle District of Pennsylvania investigation of Seller, or out of any Questionable Payment (as defined in Section 3.1(w)) ("Reimbursement Liabilities"), (iii) any obligation or liability arising out of any Excluded Contract, unless and until it is assigned to and assumed by Buyer in accordance with Section 1.4 and any Liabilities arising out of any Excluded Asset, (iv) any obligation or liability arising out of any United States Department of Labor (or any similar State agency or department) investigation or claim with regard to any employment matters of the Business, (v) any obligation or liability arising out of any Seller's Benefit Plan (as such term is hereinafter defined in Section 3.1(m)),
(vi) any liabilities arising out of Taxes due or owing by Seller, including, without limitation, to the extent such Taxes are accrued on the Closing Balance Sheet, (vii) any obligation or liability arising out of any of the matters described on Schedule 3.1(k) (viii) any obligation for bonus, unpaid vacation or salary of any Subject Employee (as hereinafter defined) outstanding on the Closing Date, except to the extent included as a Current Liability; (ix) any liability or obligation arising out of any noncompliance with law


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described in the Memorandum, dated April 26, 1996, to Harvey Z. Werblowsky from
Anne L. Thompson and Richard Wright; and (x) any liabilities due to Parent for management fees for repayment of working capital or other advances, to the extent such liabilities are not accrued on the Closing Balance Sheet.

               1.4  Assignment of Assets.

                    (a) Buyer agrees to assume and Seller agrees to assign to Buyer all of the Contracts set forth on Schedule 3.1(j), except for the Contracts set forth on Schedule 1.4(a) ("Excluded Contracts"). Notwithstanding the foregoing, to the extent that any lease, contract, license, permit, agreement, sales or purchase order, commitment, property interest, qualification or other Asset described in Section 1.1, and not constituting an Excluded Contract or otherwise excluded in Section 1.2, to be sold, assigned or conveyed to Buyer, cannot be sold, assigned or conveyed, without the approval, consent or waiver of any third person, or if such sale, assignment or conveyance or attempted sale, assignment or conveyance would constitute a breach thereof or a violation of any law, decree, order, regulation or other governmental edict (collectively, "Impracticalities"), this Agreement shall not (unless and until such Impracticality is resolved) constitute or require a sale, assignment or conveyance thereof, or an attempted sale, assignment or conveyance thereof, and each Contract covered by the foregoing sentence (a "Temporary Excluded Contract") shall be deemed to be an Excluded Contract unless and until the Impracticalities applicable to it are resolved. The foregoing sentence shall not be deemed to limit any representation or warranty made by Seller pursuant to this Agreement.

                    (b) Buyer and Seller shall each use commercially reasonable efforts, and shall cooperate with each other, to resolve any Impracticalities necessary to sell, assign or convey the Assets to Buyer as soon as practicable, provided that neither Seller nor Buyer shall be required to expend money, commence any litigation or offer or grant any accommodation (financial or otherwise) to any third party.

                    (c) With respect to any asset, contract, lease, agreement, permit, license, interest or other right of Seller (other than any Excluded Contract) which is not included in the Assets assigned to Buyer at the Closing by reason of the immediately preceding paragraphs of this Section 1.4, after the Closing), (i) the parties shall cooperate with each other, upon written request, in endeavoring to obtain the requisite third-party consent(s) to the assignment thereof to Buyer (or the resolution of any other Impracticalities), without either party being obligated, however, to make any payment to any such third party which is not otherwise due in order to obtain such consent or resolution, unless Buyer shall make such payment or agree to reimburse Seller for such payment, and (ii) if any such requisite consent cannot be obtained, Seller shall use its commercially reasonable efforts in endeavoring to obtain for Buyer, at no cost to Seller, an arrangement reasonably acceptable to Buyer designed to provide for Buyer the benefits thereof (subject to assumption and performance of all related liabilities in some other manner reasonably acceptable to Buyer and Seller to the extent they otherwise would be assumed by Buyer in accordance with this Agreement but for the failure to obtain such consent or resolve such Impracticality). A Temporary Excluded Contract shall cease to be an


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Excluded Contract for the purposes of this Agreement and shall be assigned to the Buyer when the Impracticalities applicable to it are resolved.

                    (d) Provided that Seller complies with its obligations under Sections 1.4(b) and (c) above, Buyer agrees that Seller shall not have any liability whatsoever arising out of or relating to the failure to obtain any of the consents set forth on Schedule 3.1(j)-D.

                                  ARTICLE II
                          PURCHASE PRICE AND CLOSING

               2.1  Purchase Price.

                    (a) The aggregate purchase price for the Assets and for the NonCompetition Agreement (as hereinafter defined in Section 5.5) shall be equal to the sum of: (a) $10,502,347 payable at Closing (as hereinafter defined) subject to the adjustment provided in Section 2.3 , which amount shall be payable as follows: (i) FIVE MILLION THREE HUNDRED AND TWO THOUSAND THREE HUNDRED AND FORTY-SEVEN DOLLARS ($5,302,347) shall be payable in cash; and (ii) FIVE MILLION TWO HUNDRED THOUSAND DOLLARS ($5,200,000) shall be paid at the Closing by delivery to Seller of newly issued shares of the Common Stock, par value $.001 per share, of IHS (the "IHS Stock"), based upon the valuation and subject to the terms and conditions of Section 2.9 below; and (b) the Contingent Payment, as defined in Section 2.2(a) (collectively, the "Purchase Price"). The cash portion of the Purchase Price shall be paid by wire transfer to an account designated by Seller. Of the cash portion of the Purchase Price payable at Closing, the outstanding balance of the $2,100,000 amount due to the United States Government pursuant to the Settlement Agreement, dated as of September 25, 1995, shall be paid into an escrow account to be released to the United States Government on behalf of Seller and Parent at Closing.

                    (b) The Purchase Price as adjusted pursuant to this Agreement (and all other capitalizable costs) shall be allocated among the Assets as shall be determined by Buyer, subject to the consent of Seller (which consent shall not unreasonably be withheld, delayed or conditioned), in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). Each of the parties hereto agrees to prepare and file all tax returns (including Form 8594) in a manner consistent with such allocation and to report this transaction for Federal and state income tax purposes in accordance with such allocation of the Purchase Price.

               2.2  Purchase Price Contingency.


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                    (a) A contingent payment of $2,000,000 (the "Contingent
Payment") shall be payable, if at all, only in the following amounts and as set forth in Section 2.2(d):

                        (i) if there occurs any EKG Transportation Reimbursement Change (defined below) with respect to any period prior to February 1, 1998, then no portion of the Contingent Payment shall be paid;

                        (ii) if no EKG Transportation Reimbursement Change occurs with respect to the period prior to February 1, 1999, then fifty percent (50%) of the Contingent Payment shall be paid; and

                        (iii) if no EKG Transportation Reimbursement Change occurs with respect to the period prior to February 1, 2000, then the balance of the Contingent Payment shall be paid.

                    (b) If any portion of the Contingent Payment shall become due in accordance with subparagraph (a) above, then the payment of such portion shall be made thirty (30) days after the Date of Determination (hereinafter defined) that such portion has become due. As used herein, the phrase "Date of Determination" shall mean, with respect to any period in question, the earliest to occur of: (i) the date on which the Health Care Finance Administration ("HCFA") or any other Applicable Authority (defined below) makes a final determination (that is not in conflict with or being contested or appealed by any action or proceeding by or before or threatened by any other Applicable Authority) that any pending, threatened or currently contemplated EKG Transportation Reimbursement Change will not be enacted, promulgated or otherwise effectuated with respect to the period in question, and (ii) the last day of the period in question if no EKG Transportation Reimbursement Change shall have occurred or be so pending, threatened or currently contemplated with respect to such period in question.

                    (c) As used herein, the phrase "EKG Transportation Reimbursement Change" shall mean an alteration, modification or other change in the amount of EKG transportation reimbursement paid with respect to the operation of the Business before, on or after the Closing Date, from either Medicare Part A or Part B, third party billing, facility billing or direct billing, which alteration, modification or change: (i) results from any actions taken by HCFA, Medicare, U.S. Congress or any U.S. Court (an "Applicable Authority"); and (ii) has the effect of eliminating or reducing the reimbursement amount which Seller (prior to Closing) or Buyer (after the Closing) is paid for its services. Notwithstanding anything to the contrary contained in this Section 2.2, no EKG Transportation Reimbursement Change shall be deemed to have occurred if it shall only affect payments made or due to Seller prior to Closing and that do not constitute any part of the Assets.

                    (d) If there shall be an EKG Transportation Change, but such EKG Transportation Reimbursement Change shall be a reduction in the amount of EKG transportation reimbursement paid with respect to the operation of the Business as aforesaid by less than 40% of the amount payable on the date hereof, then, in addition to the portion of the Contingent Payment which shall be paid in accordance with subsection (a) above, if any, within thirty (30) days after the Date of Determination of the amount of such EKG Transportation Change, Buyer shall pay to Seller a portion of the Contingent Payment which has not previously been paid in accordance with subsection (a), which portion shall be equal to the percentage set forth in Column "Y" below of the amount not previously paid which corresponds to the range of percentage reduction in EKG transportation reimbursement set forth in column "X" below.

================================================================================
                  "X"                                      "Y"
      Range of % Reduction in EKG                     % Payment of
     Transportation Reimbursement             Remaining Contingent Payment

--------------------------------------------------------------------------------
      More than 40% Reduction                               0
--------------------------------------------------------------------------------
      Less than or equal to 40% Reduction/                 25%
      More than 30% Reduction
--------------------------------------------------------------------------------
      Less than or equal to 30% Reduction/                 35%
      More than 20% Reduction
--------------------------------------------------------------------------------
      Less than or equal to 20% Reduction/                 45%
      More than 10% Reduction
--------------------------------------------------------------------------------
      Less than or equal to 10% Reduction                  55%
================================================================================

               2.3  Post-Closing Purchase Price Adjustment.

                    (a) In addition to any adjustment to the Purchase Price arising under Section 2.2, the Purchase Price shall be further subject to adjustment after Closing as follows: (i) if the Closing Date Working Capital (as hereinafter defined) of Seller is less than $2,700,000 (the "Required Amount") then the Purchase Price shall be reduced dollar-for-dollar by the amount of such deficiency; and (ii) if the Closing Date Working Capital of Seller shall exceed $2,700,000 then the Purchase Price shall be increased dollar-for-dollar by the amount of such excess to the extent payable as provided in Section 2.3(b)(ii). If the Closing Date Working Capital equals $2,700,000 there will be no adjustment to the Purchase Price under this Section 2.3(a). As used herein, the "Closing Date Working Capital" of Seller shall mean the excess of (x) the aggregate amount of cash and accounts receivable, inventories and prepaid expenses and other current assets of Seller, in each case, included in the Assets on the Closing Balance Sheet (as such term is hereinafter defined) over
(y) the aggregate amount of current liabilities reflected on the Closing Balance Sheet (excluding therefrom any portion thereof constituting Excluded Liabilities). There shall be no accrual on the Closing Balance Sheet for any bonuses due to any Subject Employee or for any bonuses arising out of the consummation of the transactions contemplated by this Agreement, and all of such liabilities shall be Excluded Liabilities. No accrual shall be made for Employee Termination Payments.

                    (b) Regarding the Closing Balance Sheet. (i) At the Closing, Seller shall deliver to Buyer the balance sheet of Seller and a calculation of the amount of the Closing

Date Working Capital, certified by the Chief Financial Officer of the Seller to be his or her best good faith estimate of such balance sheet and Closing Date Working Capital as of the Closing (the "Preliminary Closing Date Balance Sheet"). The Preliminary Closing Date Balance Sheet shall be prepared in accordance with GAAP (the "Accounting Principles"). Buyer shall complete, at its own expense, a review of such calculation of the Closing Date Working Capital and shall deliver to Seller within ninety (90) days after the Closing, its written report (the "Working Capital Review") setting forth the amount of such Closing Date Working Capital as confirmed or determined in accordance with such review. The Working Capital Review must be done in accordance with the same Accounting Principles used by Seller. In the event that the Working Capital Review delivered to Seller in accordance with the provisions of this Agreement discloses that the Closing Date Working Capital was greater than $2,700,000, the Purchase Price shall be deemed to have been increased by the amount of such excess (the "Working Capital Increase"), provided that Buyer collects in respect of Accounts Receivable (hereinafter defined) at least the Target Amount (hereinafter defined). The "Target Amount" shall mean the amount of accounts receivable that must be included as current assets in the Closing Date Working Capital in order to obtain a Closing Date Working Capital amount equal to $2,700,000. Any payment by Seller to Buyer of a Purchase Price adjustment pursuant to clause (ii) below shall decrease the Target Amount by the principal amount of such payment. In the event that the Working Capital Review delivered to Seller in accordance with the provisions of this Agreement discloses that the Closing Date Working Capital was less than $2,700,000, the Purchase Price shall be deemed to have been reduced by the amount of such deficiency and Seller, upon demand, shall immediately pay the amount of such deficiency to Buyer. If Seller shall dispute the amount set forth in the Working Capital Review, it shall give notice to Buyer (a "Delay Payment Notice") within thirty (30) days after delivery to it of the Working Capital Review that the adjusting payment required above should not then be made and setting forth in reasonable detail its objections and the basis therefor, in which case the parties shall meet and in good faith attempt to resolve any disagreements within thirty (30) days after delivery to Buyer of the Delay Payment Notice. If Seller shall not have delivered a Delay Payment Notice within such thirty (30) day period, Seller shall be deemed to conclusively have accepted the determination of Buyer of the amount of Working Capital as of the Closing Date, in which case such determination shall be final and shall not be subject to further review, challenge or adjustment, absent fraud. If Seller and Buyer cannot resolve any such disputes, such disputes shall be resolved by KPMG Peat Marwick LLP or if such firm is unable to so act or is not at the time independent of both Seller and Buyer, by an independent nationally recognized accounting firm selected by KPMG Peat Marwick LLP, which accounting firm is reasonably acceptable to both Seller and Buyer (the accounting firm so engaged shall hereinafter be referred to as the "Independent Accounting Firm"); provided, the Independent Accounting Firm shall only resolve disputes properly raised in accordance with the provisions of this Section 2.3. The Independent Accounting Firm shall be directed to make its determination as promptly as practicable (and no later than 30 days after referral to it of such dispute by Seller and Buyer) and such determination shall be final and binding upon Seller and Buyer. The expenses relating to the engagement of the Independent Accounting Firm shall be borne by the party against whom the Independent Accounting Firm shall rule; provided that if it does not clearly rule in favor of either party, the expenses shall be shared one-half by Seller and one-half by Buyer. For purposes of this Agreement, the Closing Balance Sheet shall be as set forth in the Working Capital Review, as accepted by Seller as set forth above, or as modified by resolution of Seller and Buyer or by the Independent Accounting Firm.

                        (ii) Any adjustment to the Purchase Price due to Buyer pursuant to this Section shall be paid by Seller to Buyer (together with interest on such amount from the date on which it shall become due to Buyer in accordance with this Agreement until paid at a rate equal to 7% per annum) within 10 days after the final determination of such adjustment is made. Subject to subsection (c)(ii) below, any Excess Collections (hereinafter defined) shall be paid by Buyer to Seller on the fifteenth business day of each calendar month in an amount equal to all Excess Collections (hereinafter defined) during the calendar month then most recently ended, and any such payments shall be first applied against any Working Capital Increases and any excess shall thereafter be paid to Seller. "Excess Collections" means the amount of Accounts Receivable collected in excess of the Target Amount. If Buyer shall fail to timely pay any such amount in accordance with the foregoing two sentences, then such amount shall bear interest from the date on which it shall become so due to Seller until paid at a rate equal to 7% per annum, and such interest shall be payable upon demand.

                    (c) Accounts Receivable Collection and Reporting. (i) Commencing 90 days after the Closing Date and continuing until the first anniversary of the Closing Date, or if earlier, until all Accounts Receivable shall have been collected, Buyer shall provide quarterly reports to Seller regarding the amounts collected on the accounts receivable of the Business outstanding as of the Closing Date (the "Accounts Receivable") and Buyer's efforts to collect such accounts. Buyer shall, at Buyer's election, either (i) apply at least the same efforts in the collection of the Accounts Receivable as Buyer applies in the collection of its own accounts receivable or (ii) use substantially the same personnel and procedures to collect the Accounts Receivable as were used by the Business immediately prior to the Closing Date, in the substantially same positions, with the substantially same responsibilities and at the substantially same salaries and hours. Buyer shall have no liability or responsibility to collect Accounts Receivable to the extent Seller fails to deliver to Buyer such documentation as Buyer shall reasonably request with respect thereto. The collection of all Accounts Receivable received from an account debtor of the Business as of the Closing Date shall be applied to the oldest outstanding invoice with such account debtor which is not then in dispute consistent with Buyer's general overpayment policies; provided, however, notwithstanding the foregoing, any payments made by an account debtor in respect of a designated account shall be applied to the account so designated. For purposes of the preceding sentence, a disputed invoice is an invoice that is the subject of a written dispute from the account debtor which is reasonably recognized by Buyer as disputed in accordance with its general policies; upon the resolution of any such dispute, such invoice shall no longer be considered disputed and collections from the account debtor shall be applied in accordance with the previous sentence as if such dispute had not arisen. Provided that Buyer has collected in respect of Accounts Receivable at least the Target Amount, then on the fifteenth (15th) business day of each calendar month until one month after the first anniversary of the Closing Date, Buyer shall provide reports to Seller regarding the amounts collected on such Accounts Receivable with respect to the preceding calendar month, and Buyer's efforts to collect such accounts.

                        (ii) In the event that Buyer has complied with its collection obligations set forth in this paragraph (c) but has not collected at least the Target Amount by the first anniversary of the Closing Date, (i) Buyer shall notify Seller of the amount of such Accounts Receivable actually collected by Buyer, (ii) Seller shall promptly remit to Buyer the amount, if any, by which the amount of such Accounts Receivable actually collected is less than the Target Amount (to the extent not already paid), and (iii) Buyer shall promptly remit to Seller all amounts thereafter collected by Buyer in respect of the Accounts Receivable.

               2.4 Closing Date. The closing (the "Closing") of the purchase and sale of the Assets shall be held pursuant to overnight courier and escrow arrangements acceptable to all parties hereto as of 12:01 a.m. on November 6, 1996 or on such other date or in such other manner as the parties may mutually agree. The date on which the Closing shall occur is hereinafter referred to as the "Closing Date".

               2.5 Closing Documents of Seller. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following documents:

                    (a) copies of the Certificate of Incorporation of Seller as amended to the Closing Date, certified by its Secretary and the Secretary of State of the State of Delaware;

                    (b) copies of the By-laws of Seller as amended to the Closing Date, certified by its Secretary;

                    (c) long form corporate good standing certificate with respect to Seller from the Secretary of State of the State of Delaware, dated no earlier than five (5) days prior to the Closing Date;


                    (d) a duly executed bill of sale (the "Bill of Sale"), in the form attached hereto as Exhibit 2.5(d)-1 and an assignment and assumption of Contracts in the form of Exhibit 2.5(d)-2, and such documents as shall be reasonably necessary to convey title to all owned motor vehicles and the registrations of all equipment included in the Assets to Buyer in a fashion consistent with the provisions of this Agreement;

                    (e) the Records contemplated by Section 4.3;

                    (f) a certificate from the Chief Financial Officer of Seller setting forth in reasonable detail the best good faith estimate of such Chief Financial Officer of the Closing Date Working Capital;

                    (g) a certificate dated the Closing Date and signed by the duly authorized signatories of Seller stating that the transactions contemplated hereunder have been duly authorized and approved by Seller and certifying the attached resolutions of Seller's shareholders, if applicable, and Board of Directors approving said transactions; and

                    (h) an affidavit that Seller is not a foreign person.

               2.6 Closing Documents of Parent. At the Closing, Parent shall deliver or cause to be delivered to Buyer the following documents:

                    (a) copies of the Certificate of Incorporation of Parent as amended to the Closing Date, certified by its Secretary and the Secretary of State of the State of Delaware;

                    (b) copies of the By-laws of Parent as amended to the Closing Date, certified by its Secretary;

                    (c) long form corporate good standing certificate with respect to Parent from the Secretary of State of the State of Delaware, dated no earlier than five (5) days prior to the Closing Date; and

                    (d) a certificate dated the Closing Date and signed by the duly authorized signatories of Parent stating that the transactions contemplated hereunder have been duly authorized and approved by Parent and certifying the attached resolutions of Parent's Board of Directors approving said transactions

               2.7 Closing Documents of Buyer. At the Closing, Buyer shall deliver or cause to be delivered to Parent the following documents:

                    (a) copies of its Certificate of Incorporation as amended to the Closing Date, certified by its Secretary;

                    (b) copies of its By-laws, as amended to the Closing Date, certified by its Secretary;

                    (c) long form tax and corporate good standing certificate from the Secretary of State of the State of California, dated no earlier than five (5) days prior to the Closing Date;

                    (d) copies of the Certificate of Incorporation of Integrated Health Services, Inc. ("IHS") as amended to the Closing Date, certified by its Secretary;

                    (e) copies of the By-laws of IHS as amended to the Closing Date, certified by its Secretary;

                    (f) long form corporate good standing certificate for IHS from the Secretary of State of the State of Delaware, dated no earlier than five
(5) days prior to the Closing Date;

                    (g) a certificate dated the Closing Date and signed by the duly authorized signatories of Buyer stating that the transactions contemplated hereunder have been duly authorized and approved by the Buyer and certifying the attached resolutions of its Board of Directors, and if applicable, its shareholders, approves said transactions;

                    (h) a certificate dated the Closing Date and signed by the duly authorized signatories of IHS stating that the transactions hereunder have been duly authorized and approved by IHS including the guarantee by IHS of Buyer's performance under such transactions and certifying the attached resolutions of its Board of Directors, and if applicable, its shareholders, approves said transactions;

                    (i) a duly executed assumption agreement (the "Assumption Agreement"), in the form attached hereto as Exhibit 2.7(i), and such other documents as Seller shall reasonably request to evidence Buyer's assumption of the Assumed Liabilities; and

                    (j) stock certificates representing the shares of IHS Stock issued to Seller in connection with this Agreement.

               2.8 Legal Opinions. In addition to the other documents to be delivered at Closing, (a) Buyer shall have received the favorable opinion, dated as of the Closing Date, from Dechert Price & Rhoads, counsel for Seller and for Parent, in the form attached hereto as Exhibit 2.8(a) and (b) Parent and Seller shall have received the favorable opinion, dated as of the Closing Date, from Blass & Driggs, Esq., counsel for Buyer, in the form attached hereto as Exhibit 2.8(b).

               2.9  IHS Stock.

                    (a) As set forth in Section 2.1(b) above, a portion of the Purchase Price shall be payable by means of the delivery to Seller of IHS Stock valued at $5,200,000 based upon a price per share (the "Initial Market Value Per Share") of such stock equal to the average closing NYSE price of such stock for the twenty (20) business day period ending on the date which is four (4) business days prior to the Closing Date.

                    (b) Resale Limitations. All sales of IHS Stock issued pursuant to this Agreement shall be effected solely through Smith Barney, Inc., as broker, and sales of such shares shall not at any time, in the aggregate, exceed one-hundred thousand (100,000) shares during any thirty (30) day period. The restriction on the number of shares that may be sold in accordance with this subsection (b) shall lapse at such time as the Seller or the Parent shall have sold at least 100,000 of such shares in accordance with this subsection (b). If Smith Barney, Inc. shall be unable to act as the broker for any of such sales, then IHS shall designate another broker that is reasonably acceptable to Seller through which such sales shall be made.

                    (c) Investment Representations. All shares of IHS Stock to be issued hereunder will be newly issued shares of IHS. Seller represents and warrants to IHS and Buyer that the IHS Stock being issued hereunder is being acquired, and will be acquired, by it for investment for its own account or the account of the Parent, to whom transfer of any of such shares is expressly permitted in accordance with this Agreement, and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act") or any applicable state securities law; Seller acknowledges that the IHS Stock constitutes restricted securities under Rule 144 promulgated by the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act, may have to be held indefinitely and may not be sold, transferred, assigned, pledged or otherwise disposed of except pursuant to an effective registration statement or an exemption from registration under the Securities Act and the rules and regulations thereunder. Seller and Parent have the knowledge and experience in financial and business matters, are capable of evaluating the merits and risks of the investment, and are able to bear the economic risk of such investment. Seller and Parent have been provided with such materials as are generally provided to shareholders of IHS and has had the opportunity to make inquiries of and obtain from representatives and employees of IHS such other information about IHS as they deem necessary in connection with such investment.

                    (d) Legends. It is understood that the certificates evidencing the IHS Stock shall bear the following (or a similar) legend (in addition to any legends which may be required in the opinion of IHS's counsel by the applicable securities laws of any state):

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF THE COMPANY'S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

      Upon the written request of Seller and Parent, accompanied by a legal opinion in form and substance and from counsel reasonably acceptable to IHS and setting forth that the shares evidenced by the stock certificate are freely transferable without registration under the Securities Act, IHS shall cause a new certificate, evidencing such shares and that does not bear such legend, to be issued to Seller or the Parent.

                    (e) Transfers. Upon prior notice to IHS, Seller shall be permitted to transfer any of the shares of IHS Stock acquired by it pursuant to this Agreement and the registration rights related thereto to Parent.

                    (f) Registration of IHS Stock. (i) IHS will use its best efforts to cause to be prepared, filed and declared effective by the Commission within sixty (60) to ninety (90) days following the Closing Date, a registration statement for the registration under the Securities Act of the IHS Stock issued to Seller pursuant to this Agreement, and IHS shall maintain the effectiveness of such registration statement for a period of two (2) years following the date on which it becomes effective, or for so long as Seller or Parent shall own any of the IHS Stock issued pursuant to this Agreement, whichever shall occur first, in each case except to the extent that such shares shall become freely transferable without registration under the Securities Act. If the number of shares of IHS Stock included in the Purchase Price shall be increased pursuant to clause (ii) below, IHS shall, prior to the effective date of such registration statement estimate the number of additional shares and shall use its best efforts to include all of the newly issued shares in the registration statement.

                        (ii) (A) As of the date that such registration statement shall become effective, the number of shares of IHS Stock included in the Purchase Price shall be adjusted so that the number of shares issued to Seller pursuant to this Agreement shall have an aggregate fair market value (the "Adjusted Fair Market Value") equal to $5,200,000 based upon a price per share of such stock equal to the average closing NYSE price of such stock for the twenty (20) business day period ending on the date which is two (2) business days prior to such effective date (the "Adjusted Market Value Per Share"). Within five (5) business days after such effective date IHS shall deliver notice (the "Adjustment Notice") to Seller of the Adjusted Fair Market Value, the Adjusted Market Value Per Share and the number of shares to be delivered by Buyer to Seller (if the Adjusted Market Value Per Share shall be less than the Initial Market Value Per Share) or by Seller to Buyer (if the Adjusted Market Value Per Share shall be greater than the Initial Market Value Per Share) so as to effect the adjustment described in this clause (ii). The number of shares to be delivered or issued, as the case may be, shall be rounded up or down so that no fractional shares need be issued. Within five (5) business days the parties shall make the delivery of the shares of IHS Stock required in the Adjustment Notice.

                        (B) In lieu of (and not in addition to) the adjustment set forth in paragraph (A) above, in addition to any other remedy available at law, if the registration statement referred to in clause (i) above shall not have been declared effective on or prior to the second anniversary of the Closing Date and the Adjusted Market Value Per Share as of such second anniversary date shall be less than Initial Market Value Per Share, then, the adjustment set forth in paragraph (A) above shall be made as of such second anniversary date.

                    (g) Registration Procedures, etc. In connection with the registration rights granted to Seller with respect to the IHS Stock as provided in this Section 2.9, IHS agrees as follows:

                        (i) IHS will promptly notify Seller at any time when a prospectus relating to a registration statement covering Seller's shares under this Section 2.9 is required to be delivered under the Securities Act, of the happening of any event known to IHS as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                        (ii) IHS shall furnish Seller with such number of prospectuses as shall reasonably be requested, and Seller agrees to comply with the prospectus delivery requirements of the Securities Act in connection with any sale of IHS Stock by it.

                        (iii) IHS shall take all necessary action which may be required in qualifying or registering IHS Stock included in a registration statement for offering and sale under the securities or Blue Sky laws of such states as reasonably are requested by Seller, provided that IHS shall not be obligated to qualify as a foreign corporation or dealer to do business under the laws of any such jurisdiction.

                        (iv) The information included or incorporated by reference in the registration statement filed pursuant to this Section 2.9 will not, at the time any such registration statement becomes effective, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein as necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier filing of such registration statement or any amendments thereto. The registration statement will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. With respect to sales of IHS Stock sold in accordance with the provisions of this Section 2.9 pursuant to the registration statement, IHS shall indemnify Seller and its successors and assigns, and the Parent, and each person, if any, who controls Seller within the meaning of ss.15 of the Securities Act or ss.20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement executed by IHS or based upon written information furnished by IHS filed in any jurisdiction in order to qualify IHS Stock under the securities laws thereof or filed with the Commission, any state securities commission or agency, NYSE, NASDAQ, or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements contained therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to IHS by Seller or the Parent for use in such registration statement, any amendment or supplement thereto or any application, as the case may be. If any action is brought against Seller or any controlling person of Seller or the Parent in respect of which indemnity may be sought against IHS pursuant to this subsection, Seller or the Parent or such controlling person of Seller or the Parent shall within thirty (30) days after the receipt thereof of a summons or complaint, notify IHS in writing of the institution of such action and IHS shall assume the defense of such action, including the employment and payment of reasonable fees and expenses of counsel. Seller or any such controlling person or the Parent shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Seller or such controlling person or such Parent unless (A) the employment of such counsel shall have been authorized in writing by IHS in connection with the defense of such action, or (B) IHS shall not have employed counsel to have charge of the defense of such action, or (C) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to IHS (in which case, IHS shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of not more than one additional firm of attorneys for Seller, such controlling person and the Parent shall be borne by IHS and such law firm shall be reasonably acceptable to IHS. Except as expressly provided in the previous sentence, in the event that Seller, any such controlling person or any the Parent assumes control of the defense of any such action or claim, IHS shall not thereafter be liable to Seller or any such controlling person or the Parent in investigating, preparing or defending any such action or claim. IHS agrees promptly to notify Seller of the commencement of any litigation or proceedings against IHS or any of its officers, directors or controlling persons in connection with the resale of IHS Stock or in connection with such registration statement. If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to Seller or any controlling person of Seller or any Parent with respect to any loss, liability, claim, damage or expense referred to herein, then IHS in lieu of indemnifying Seller or any controlling person of Seller or the Parent hereunder, shall contribute to the amount paid or payable by Seller or any controlling person of Seller or the Parent hereunder, as a result of such loss, liability, claim, damage, expense or liability in such proportion as is appropriate to reflect the relative fault of IHS on the one hand and of Seller or any controlling person of Seller or the Parent on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage, expense, or liability, as well as any other relevant equitable considerations. The relative fault of IHS and of Seller or any controlling person of Seller or the Parent shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by IHS or by Seller or any controlling person of Seller or the Parent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                        (v) Seller and Parent and their respective successors and assigns, shall severally, and not jointly, indemnify IHS and Buyer, their respective officers, directors and advisers, and each person, if any, who controls IHS or Buyer within the meaning of ss.15 of the Securities Act or ss.20(a) of the Exchange Act against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, arising from information that was furnished by or on behalf of Seller, or the Parent or its, respective successors or assigns and which was included in the selling shareholder provisions in such registration statement. The indemnification rights set forth in this clause (v) shall be subject to the same procedures as are to be applied to the indemnification rights set forth in clause (iv) above, although references to Buyer and IHS on the one hand, and Seller and Parent, on the other hand, shall be reversed.

               (h) Registration Expenses. Seller and the Parent shall not be responsible for, and IHS shall bear, all of the reasonable expenses of IHS related to such registration including, without limitation, the fees and expenses of its counsel and accountants, all of its other costs, fees and expenses incident to the preparation, printing, registration and filing under the Securities Act of the registration statement and all amendments and supplements thereto, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of IHS Stock and the costs and expenses (including fees and disbursements of its counsel) incurred in connection with the qualification of IHS Stock under the Blue Sky laws of various jurisdictions. IHS, however, shall not be required to pay underwriter's or brokerage discounts, commissions or expenses, or to pay any costs and expenses in excess in the aggregate of $20,000 for Blue Sky qualifications of Seller's (and the Parent's) IHS Stock, or to pay any costs or expenses arising out of Seller's or the Parent's failure to comply with its obligations under this Section 2.9.

                    (i) Notice of Sale. Except for transfers permitted under
Section 2.9(e), above, if the Seller (or the Parent) desires to transfer all or any portion of its IHS Stock, Seller (or the Parent, as the case may be) will deliver written notice to IHS, describing in reasonable detail its intention to effect the transfer and the manner of the proposed transfer.


                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

                        3.1 Representations and Warranties of Seller and Parent. Seller and Parent hereby, jointly and severally, represent and warrant to Buyer as follows:

                    (a) Authority. This Agreement and each of the certificates, instruments, agreements and documents executed and delivered by Seller or Parent pursuant to this Agreement (Seller's "Transactions Documents") have been duly executed and delivered by Seller and Parent and constitute the legal, valid and binding obligations of Seller and Parent enforceable against each of them, in accordance with their respective terms. The Seller and Parent have all requisite corporate power and authority to enter into this Agreement and each Seller's Transaction Document and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by the Seller and Parent to authorize the execution, delivery and performance of this Agreement and each Seller's Transaction Document and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken. The execution and delivery of this Agreement and the Seller's Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not: result in any violation of or default, under, or require any consents or approvals under
(i) any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment or agreement to which Seller or the Parent is a party or by which any of their respective properties are bound except as set forth on
Schedule 3.1(a), (ii) any provision of the Certificate of Incorporation or Bylaws of Seller or Parent and (iii) any judgment, injunction, order or decree, or material statute, law, ordinance, rule or regulation applicable to Seller or Parent, or the property or assets of Seller or Parent.

                    (b) Organization and Standing of Seller and Parent. Seller and Parent are each a corporation duly organized and validly existing under the laws of Delaware. Seller has full corporate power and authority and possesses all material governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to use its corporate name and to own, lease or otherwise hold its properties and assets and to carry on its business in all material respects as presently conducted. Seller is duly qualified and in good standing to do business in each jurisdiction set forth on Schedule 3.1(b) and Seller is not doing business and none of the Assets are located in any other jurisdiction where the failure to be so qualified and in good standing would have a Material Adverse Effect. Seller and Parent have delivered to Buyer true and complete copies of the Certificates of Incorporation, as amended to date, and the Bylaws, as in effect on the date hereof, of Seller and Parent.

                    (c) Ownership. Parent owns of record and beneficially all of the outstanding capital stock of Seller.

                    (d) Subsidiaries of the Seller. Seller does not, directly or indirectly, own any stock of, or any other interest in, any other corporation or business entity (including, without limitation, joint ventures and partnerships).

                    (e) Financial Statements. Schedule 3.1(e) sets forth the unaudited consolidated balance sheets of Seller as of September 30, 1994 (the "1994 Balance Sheet"), September 30, 1995 (the "1995 Balance Sheet"), July 31, 1996, and August 31, 1996 (the "Balance Sheet"), and the unaudited consolidated statements of income, shareholders' equity, and cash flows of Seller for the periods ended September 30, 1994, September 30, 1995, July 31, 1996, and August 31, 1996 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with the books and records of Seller and present fairly, in all material respects, the financial position and operations as of September 30, 1994, September 30, 1995, July 31, 1996, and August 31, 1996 and the results of operations and cash flows of Seller for the periods then ended in conformity with generally accepted accounting principles, consistently applied, except for (i) the absence of certain notes which would otherwise be required by generally accepted accounting principles and (ii) no accrual has been made in connection with the governmental inquiries described on Schedule 3.1(e). Except as set forth on Schedule 3.1(e), the income statements included in the Financial Statements do not contain any material items of special or nonrecurring income or expense or any other income not earned or expense not incurred in the ordinary course of business except as expressly specified therein, and, except as so set forth, such financial statements include all adjustments, which consist only of normal recurring accruals, necessary for such presentation. Except under general principles of successor liability law (including, without limitation, such principles arising under applicable healthcare law), there is no basis for the assertion against Seller of any material Liability of any nature or in any amount (other than Liabilities reflected on the Balance Sheet or as have been incurred since the date of the Balance Sheet in the ordinary course of business consistent with past practice) for which Buyer may become liable.

                    (f) Taxes.

                        (i) For purposes of this Agreement, (A) "Tax" or "Taxes" shall mean all Federal, state, local and foreign taxes, charges and assessments, including all interest, penalties and additions imposed with respect to such amounts and (B) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                        (ii) Seller has filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax returns, reports and forms required to have been filed by the Code or by applicable state, local or foreign Tax laws, rules, regulations and orders (collectively, "Returns") other than those the failure which to file would not have a Material Adverse Effect; all Taxes shown to be due on such Returns have been timely paid in full; and no tax Liens have been filed and no material claims are being asserted in writing with respect to any Taxes, except as set forth on Schedule 3.1(f). True and complete copies of all Returns with respect to income or sales or use for any period during the two-year period ending on the date hereof have been delivered to Buyer, and as of the time of filing, the Returns correctly reflected in all material respects or will correctly reflect in all material respects the facts regarding the income, business, assets, operations, activities and status of Seller and any other information required to be shown therein.

                    (g) Assets Other than Real Property. Schedule 3.1(g) sets forth a complete description and list of all of Seller's motor vehicles, all x-ray, EKG and other equipment, all computers, all office furniture and each other item of tangible personal property included in the Assets that has a fair market value of at least $500. Except as disclosed on Schedule 3.1(g) hereto, Seller has such title to all Assets comprising personal property, tangible or intangible, reflected on the Balance Sheet or thereafter acquired, except those since sold or otherwise disposed of in the ordinary course of business, consistent with past practice, as is necessary to permit the use and enjoyment of such assets and properties in the same manner as used and enjoyed by Seller and none of such Assets are subject to any liens, claims, security interests, mortgages, pledges, charges, easements, rights of setoff, restraints on transfers, restrictions on use, options, conditional sale agreements, subleases, sublicenses or encumbrances of any kind or nature whatsoever ("Liens"), other than Permitted Liens. For the purposes of this Agreement, "Permitted Liens" means: (i) each lien set forth on Schedule 3.1(g) hereto; (ii) carriers', warehouseman's, mechanics, materialmen's, repairmen's or other like liens arising in the ordinary course of business which are not overdue for a period of more than 30 days; (iii) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business, provided that each such deposit shall be included in the Assets and shall not exceed $15,000 in any one case, or $75,000 in the aggregate; (iv) pledges or deposits in connection with worker's compensation, unemployment insurance, and other social security legislation; and
(v) capitalized financing leases to the extent reflected on the Balance Sheet and copies of which have been delivered to Buyer. No person other than Seller has any right to the use or possession of any of such property (other than in the ordinary course of business in accordance with contractual rights) and no currently effective financing statement (other than Permitted Liens) with respect to such personal property has been filed in any jurisdiction, and (other than Permitted Liens) Seller has not signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement. All of such personal property owned by Seller and necessary to the operation of the Business, or currently being used by Seller in the operation of the Business, comprising equipment, improvements, furniture, vehicles and other tangible personal property, whether owned or leased, is in good operating condition and repair except for normal wear and tear in the ordinary course of business. The Assets, other than the Excluded Assets, represent all of the assets, including without limitation, all property (real, personal and mixed), licenses, intellectual property, permits and authorizations, contracts, leases and other agreements that are owned by Seller, and include all of the Assets owned by Seller, other than any Excluded Assets, that are necessary or material to the operation of the Business as now operated (the "Necessary Assets"). The preceding sentence shall not apply to assets owned by any other person. This paragraph (g) does not relate to real property or interests in real property, such items being the subject of paragraph (h) of this Section 3.1.

                    (h) Title to Real Property. Schedule 3.1(h) sets forth a complete list of all real property and interests in real property leased by Seller. Except as disclosed on the appropriate Schedule, Seller has such leasehold interest in all real property and interests in real property shown on
Schedule 3.1(h) to be leased by it, as is necessary to permit the use and enjoyment of such real property substantially in the manner such real property is now utilized by Seller, and there are no Liens (other than capitalized financing leases) affecting any such leasehold interest except for (A) easements, covenants, rights-of-way and other encumbrances or restrictions of record on the date hereof, (B) zoning, building and other statutory or regulatory restrictions, (C) liens for taxes and assessments not yet due and payable, (D) easements, covenants, rights-of-way, liens, encumbrances or other restrictions, none of which have a Material Adverse Effect.

                    (i) Intellectual Property. Schedule 3.1(i) sets forth a true and complete list of all material patents, trademarks, trade names, service marks and copyrights and applications therefor owned by, licensed to, or, to its Knowledge, used by Seller. Except as set forth in Schedule 3.1(i), Seller has no notice or Knowledge of any objections or claim being asserted in writing by any person with respect to the ownership, validity, enforceability or use of any such patents, trademarks, trade names, copyrights, applications therefor, or trade secrets or challenging or questioning the validity or effectiveness of any such license which would (or would reasonably be expected to) have a Material Adverse Effect (or of the basis for any such claim).

                    (j) Contracts. Except as described in Schedule 3.1(j) or the other Schedules hereto, Seller is not as of the date of this Agreement a party to or bound by any:

                        (i) employee collective bargaining agreement or other contract with any labor union;

                        (ii) employment or severance agreements or non-competition or, to the extent included in the Assets, confidentiality agreements with any current or former director, officer or employee (excluding any such employment contracts or arrangements for which the total compensation during each of the last two years was less than $20,000 per person);

                        (iii) (A) lease or similar agreement under which Seller is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third party, (B) continuing contract for the future purchase of materials, supplies or equipment, (C) management, service, consulting or other similar type of contract, (D) distribution or sales agency agreement or arrangement, or (E) advertising agreement or arrangement, in any such case which has an aggregate future liability in excess of $25,000 or which is not terminable by Seller (x) on not more than 90 days' notice without penalty or premium or (y) for a cost of less than $25,000;

                        (iv) agreement or contract under which Seller has borrowed or loaned any money or issued any note, bond, indenture or other evidence of indebtedness or guaranteed indebtedness, liabilities or obligations of others, in each case for an amount in excess of $25,000 in any single case, or in excess of $100,000 in the aggregate (other than endorsements for the purpose of collection in the ordinary course of business);

                        (v) mortgage, pledge, security agreement, deed of trust or other document, in each case granting a lien (including liens upon properties acquired under conditional sales, capital leases or other title retention or security devices) securing obligations in excess of $25,000 in any single case, or in excess of $100,000 in the aggregate;

                        (vi) independent contractor agreements with any radiologist, cardiologist, or company representing a physician or other physician including annual payments in excess of $25,000 in any single case, or in excess of $100,000 in the aggregate;

                        (vii) agreement or arrangement for the sale of any of its assets, property or rights outside the ordinary course of business or requiring the consent of any party to the transfer and assignment of any such assets, property or rights (by sale of assets, sale of stock, merger or otherwise);

                        (viii) contract which contains any provisions requiring Seller or, with respect to the Business, the Parent, to indemnify or act for any other person or entity or to guaranty or act as surety for any other person or entity;

                        (ix) agreement restricting Seller from conducting business anywhere in the world for any period of time or restricting its use or disclosure of any confidential or proprietary information (other than those agreements not included in the Assets);

                        (x) partnership, joint venture or management contract or similar arrangement or agreement which involves a right to share profits or future payments with respect to the business of Seller or any portion thereof or the business of any other person or entity;

                        (xi) agreement granting a leasehold or other interest in real property;

                        (xii) contract under which the Seller performs radiological, EKG, ultrasound or other services for any nursing home or other facility or institution ("Customer Contracts"); or

                        (xiii) agreement not made in the ordinary and normal course of business and consistent with past practice or involving consideration in excess of $25,000 in any single case or $100,000 in the aggregate or the omission of which would otherwise cause a Material Adverse Effect.

               Each agreement, contract, lease, license, commitment or instrument of Seller described on Schedule 3.1(j) or the other Schedules hereto (collectively, the "Contracts") is in full force and effect, except as expressly disclosed on Schedule 3.1(j)-A or the other Schedules hereto. Seller is not (with or without the lapse of time or the giving of notice, or both) in breach or default under any Contract, and to the Knowledge of Seller, no other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder, except for such breaches or defaults as are disclosed on Schedule 3.1(j)-B. Except as set forth on Schedule 3.1(j)-C all amounts payable under each of the Contracts are on a current basis. Seller has delivered to Buyer true, complete and correct copies of each written Contract and a written description of the material terms of each oral Contract except for Customer Contracts. Each Customer Contract is in the form and substance of Exhibits 3.1(j)-A and 3.1(j)-B hereto, except for deviations that individually or in the aggregate would not be likely to and shall not have a Material Adverse Effect. At Closing, possession of each written Customer Contract shall be delivered to Buyer at the location where such Contract is presently located. Except as set forth in Schedule 3.1(j)-C, each of the Contracts is freely and fully assignable to Buyer without the consent of the remaining parties thereto. Seller has obtained the consent from each party to each Contract not set forth on Schedule 1.4(a) that is necessary for the assignment thereof to Buyer other than the consents set forth on Schedule 3.1(j)-D. Seller has not received written notice that any of the Contracts will be terminated by any party thereto pursuant to any provision thereof permitting any such party to terminate such Contract with or without cause.

                    (k) Litigation; Decrees. Schedule 3.1(k) sets forth a list as of the date of this Agreement of all lawsuits, claims, proceedings or investigations pending or, to the Knowledge of Seller, threatened by or against or affecting Seller or any of its properties, assets, operations or business which, if determined adversely to Seller, could reasonably be expected to have a Material Adverse Effect, or which challenge the legality of this Agreement or any action to be taken in connection herewith. To the Knowledge of Seller, Seller is not in default under any judgment, order or decree applicable to it or any of its properties.

                    (l) Insurance. Seller maintains such policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are set forth in Schedule 3.1(l). True and complete copies of each of such policies have been delivered to Buyer.

                    (m) Benefit Plans.

                        (i) Schedule 3.1(m) sets forth a list of all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), bonus, incentive, deferred compensation, stock or stock option plans or arrangements, and other material employee fringe benefit plans or arrangements (all the foregoing being herein called the "Seller's Benefit Plans") maintained, or contributed to, by Seller or Parent for the benefit of any employees of Seller. Seller will on request deliver to Buyer copies of (A) each of Seller's Benefit Plans (or, in the case of any unwritten Benefit Plans, written descriptions thereof), (B) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to any of Seller's Benefit Plans (if applicable), and (C) each trust agreement and group annuity contract relating to any of Seller's Benefit Plans.

                        (ii) Seller's Benefit Plans are in compliance in all respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder, except where noncompliance would not have a Material Adverse Effect. None of Seller's Benefit Plans are subject to the provisions of Title IV of ERISA. Seller does not maintain or make contributions to and has not at any time in the past maintained or made contributions to any multi-employer plan subject to the terms of the Multi-employer Pension Plan Amendment Act of 1980.

                    (n) Absence of Changes or Events. Except as set forth in
Schedule 3.1(n) or expressly in any other Schedule to this Agreement, since the Balance Sheet Date the business of Seller, has been conducted in the ordinary course consistent with past practice and Seller has not:

                        (i) sold, assigned, failed to replace, transferred or disposed of any of its assets or properties, except in the ordinary course of business consistent with past practice;

                        (ii) mortgaged, pledged or subjected to any Lien of any nature whatsoever any of the Assets, other than Permitted Liens;

                        (iii) made or suffered any termination of any Contract, or made or suffered any amendment of any Contract except for amendments or terminations of Contracts made in the ordinary course of business consistent with past practice;

                        (iv) except in the ordinary course of business, consistent with past practice, or otherwise to comply with any applicable minimum wage law, increased the salaries or other compensation of any of its employees, or made any increase in, or any additions to, other benefits to which any of such employees may be entitled;

                        (v) discharged or satisfied any Lien or encumbrance, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities, the failure to pay or discharge which has caused a Material Adverse Effect or any actual damage or risk of loss to Seller or its Business or the Assets;

                        (vi) changed any of the accounting principles followed by it or the methods of applying such principles;

                        (vii) cancelled, modified or waived any debts or claims held by it, other than in the ordinary course of business consistent with past practice that would have a Material Adverse Effect, or waived any rights of substantial value, whether or not in the ordinary course of business;

                        (viii) declared or paid or set aside or reserved any amounts for payment of any dividend or other distribution in respect of any equity or other securities, or redeemed or repurchased or agreed to redeem or repurchase any capital stock or other securities, or made any material payment to any Affiliate (as such term is hereinafter defined in Article VII) except for payments or compensation in the ordinary course of business consistent with past practice and disclosed to Buyer as such;

                        (ix) failed to collect, withhold and/or pay to any proper governmental agency or authority, any federal, state or local income, franchise, sales, use, withholding or similar tax required by applicable law to be so collected, withheld and/or paid, except those whose failure to collect or withhold or pay would not have a Material Adverse Effect;

                        (x) instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to it or its property or to its Knowledge received any threat of any such litigation, action or proceeding;

                        (xi) entered into any material transaction other than in the ordinary course of business consistent with past practice; or

                        (xii) suffered any event, circumstance or occurrence that would (or would reasonably be likely to) have a Material Adverse Effect on Seller.

                    (o) Compliance with Applicable Laws. Except as set forth in
Schedule 3.1(o), Seller and its operations, properties and assets are in compliance with all applicable statutes, laws, ordinances, rules and regulations of any governmental authority or instrumentality, domestic or foreign, except where noncompliance would not (and would not reasonably be expected to) have a Material Adverse Effect.

                    (p) Licenses; Permits. To the Knowledge of Seller, all material licenses, permits or authorizations of Seller are validly held by Seller, Seller has complied in all material respects with all requirements in connection therewith and the same are not subject to suspension, modification or revocation and will not be so subject, as a result of this Agreement or the consummation of the transactions contemplated hereby, except as set forth on
Schedule 3.1(p). Seller has all of the licenses, permits or authorizations which are required to carry on the business of Seller as such business is now conducted (the "Permits"), except for such licenses, permits or authorizations the failure to obtain which would not (and would not reasonably be expected to) have a Material Adverse Effect. True and correct copies of each of such Permits have been delivered to Buyer. No Affiliate of Seller or of any other person, firm or corporation other than Seller owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part in any of the Permits.

                    (q) Environmental Matters. Except as set forth on Schedule 3.1(q) hereto:

                        (i) Seller has all material permits, licenses, and other authorizations required for the operations, or conduct of the business of Seller under applicable Environmental Laws. Seller is in compliance with all terms and conditions of such authorizations, and with all applicable Environmental Laws, except for such noncompliance which would not (and would not be reasonably likely to) have a Material Adverse Effect.

                        (ii) During the past three (3) years, Seller has received no written notice of any citation, summons, order, complaint, penalty, investigation, or review by any governmental or other entity with respect to any violation by Seller of any Environmental Law.

                        (iii) Seller has received no written requests for information, notice of claim, demand, or notification that it is, or may be, potentially responsible with respect to any investigation or cleanup of any threatened or actual release of any Hazardous Substance.

                    (r) Employee and Labor Relations. Except as set forth in
Schedule 3.1(r) hereto:

                        (i) there is no labor strike, dispute, slowdown or work stoppage or lockout actually pending or, to the Knowledge of Seller, threatened against or affecting Seller and during the past year there has not been any such action;

                        (ii) no employees of Seller are represented by any labor union or similar organization in connection with their employment relationship with Seller, and to the Knowledge of Seller, no material union organizational campaign is in progress with respect to any of the employees of Seller and no question concerning representation exists respecting such employees; and (iii) there is no unfair labor practice charge or complaint against Seller pending or, to the Knowledge of Seller, threatened before the National Labor Relations Board.

                    (s) Special Fee Arrangements. Schedule 3.1(s) sets forth a true and complete list of any special fee arrangements in effect between Seller and any of its customers as of the date hereof that contain terms and conditions other than the Seller's customary terms and conditions as of the time the arrangement was entered into.

                    (t) Patient Volumes. Schedule 3.1(t) sets forth a true and complete list of Seller's patient volumes for x-rays, EKGs, and other exams from the commencement of fiscal year 1994 through August 31, 1996.

                    (u) Employees. Schedule 3.1(u) and Schedule 3.1(m) together contain a true, complete and correct list of the name, position, current rate of compensation and any vacation or holiday pay, sick pay, personal leave and any other material compensation arrangements or fringe benefits, of each current employee of Seller (together with a description of any specific arrangements or rights concerning such persons that are not reflected in any agreement or document referred to in Schedule 3.1(j)). No employee, consultant or commission agent of Seller has any vested or unvested retirement benefits or other termination benefits, except as described on Schedule 3.1(m). The Balance Sheet contains an adequate reserve for vacation and all other vested employee-related accruals.

                    (v) Relationships. Except as disclosed on Schedule 3.1(v), to Seller's knowledge, no Affiliate of Seller or Parent has, and at no time within the last two (2) years has had, a material ownership interest in any business, corporate or otherwise, that is a party to, or in any property that is the subject of, business relationships or arrangements of any kind relating to the operation of the Business.

                    (w) Questionable Payments. Except as set forth on Schedule 3.1(w), Seller has not, and to Seller's Knowledge, no Affiliate (a) has used any corporate funds of Seller or, with respect to the Business, of the Parent, in any case, to make any payment to any officer or employee of the government, or to any political party or official thereof, where such payment either (i) was, at the time, unlawful under laws applicable thereto; or (ii) was, at the time, unlawful under the Foreign Corrupt Practices Act of 1977, as amended; or (b) has made or received an illegal payment, bribe, kickback, political contribution or other similar questionable illegal payment in connection with the operation of the Business (collectively, "Questionable Payments") or made any illegal referrals in connection with the operation of the Business.

                    (x) Reimbursement Matters. Except as disclosed on Schedule 3.1(x), (a) Seller has not and, to the Seller's Knowledge, no nursing home, hospital or other facility with respect to which Seller provides services has received any written notice of denial or recoupment from the Medicare or Medicaid programs, or any other third party reimbursement source (inclusive of managed care organizations) with respect to products or services provided by Seller, (b) to the Seller's Knowledge, there is no basis for the assertion after the Closing Date of any such denial or recoupment claim, and (c) neither Seller nor, to the Seller's Knowledge, any nursing home, hospital or other facility with respect to which Seller provides services has received written notice from any Medicare or Medicaid program or any other third party reimbursement source (inclusive of managed care organizations) of any pending or threatened investigations or surveys specifically with respect to, or arising out of, products or services provided by Seller, and to the Seller's Knowledge, no such investigation or survey is pending, threatened or imminent. Seller has fully and accurately disclosed to the appropriate intermediaries and carriers all material billing and business practices with respect to Medicare and Medicaid reimbursement with respect to the Business to the extent necessary for Seller to comply with applicable law. Seller has complied with all material requirements imposed by any such intermediary or carrier with respect to such billing. Seller has billed the applicable intermediaries and/or carriers for the services rendered by Seller in material compliance with all applicable Medicare and Medicaid laws, and Seller is not aware of any non-compliance by it with any state licensing or corporate practice of medicine law that would cause such billing or business practices to not be in material compliance with any of such Medicare or Medicaid laws. Seller has not received any notice from any regulatory authority or intermediary that indicates that Buyer could not continue to bill intermediaries in substantially the same manner and structure as Seller is billing on the date hereof.

                    (y) Medicare/Medicaid Participation. All services provided by the Seller for which Seller directly or indirectly receives payment under the Medicare or Medicaid programs are, to the extent required by law, certified for participation or enrollment in all Medicare and Medicaid programs, have a current and valid provider contract with the Medicare and Medicaid programs or other third party reimbursement source (inclusive of managed care organizations), are in compliance with the conditions of participation of such programs, and, to the extent required by law, have received all approvals or qualifications necessary for capital reimbursement, except for such certifications, contracts, compliances, approvals and qualifications which are set forth on Schedule 3.1(y) and which, individually or in the aggregate, would not have a Material Adverse Effect. Seller has delivered to Buyer true and complete copies of all Medicare and Medicaid compliance reports by the applicable licensing authority for any period after October 1, 1994 for each location of Seller for which there is a Medicare or Medicaid provider number.

                    (z) Customer List. Schedule 4.1(z)-A contains a complete and accurate list of each of the nursing homes, prisons and other facilities which is currently serviced by Seller in connection with the Business, and Schedule 4.1(z)-B contains a complete and accurate list of patients serviced by the facilities during the one year period ending on the date hereof.

                    (aa) Financial Statements and SEC Documents. Each of the balance sheets in or incorporated by reference into any annual reports filed on Form 10-K and all other reports, registration statements, definitive proxy statements or information statements filed by Parent after December 31, 1995 with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act"), or under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act") (collectively, the "Parent SEC Documents") fairly presents in all material respects the financial position of Parent as of the date it was filed and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such report and documents (including any related notes and schedules thereto) as of such date fairly presents in all material respects the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of the Parent for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements (and, where applicable, the absence of footnotes).

               3.2 Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

                    (a) Authority. Buyer and IHS have all requisite corporate power and authority to enter into this Agreement and each of the certificates, instruments, agreements and documents executed and delivered by Buyer pursuant to this Agreement (Buyer's "Transaction Documents") and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by Buyer and IHS to authorize the execution, delivery and performance of this Agreement and each Buyer Transaction Documents, and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement and each Buyer Transaction Document have been duly executed and delivered by Buyer and, as applicable, IHS and constitute the legal, valid and binding obligations of Buyer and, as applicable, IHS, enforceable against Buyer and IHS in accordance with their respective terms. The execution and delivery of this Agreement and each Buyer Transaction Document, do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof will not: result in any violation of or default, under (i) any provision of the Certificate or Articles of Incorporation or Bylaws of Buyer or IHS, (ii) any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment or agreement to which Buyer or IHS is a party or by which any of their respective properties are bound or
(iii) any judgment, injunction, order or decree, or material statute, law, ordinance, rule or regulation applicable to Buyer or IHS or to the property or assets of Buyer or IHS. No Consent is required to be obtained or made by or with respect to Buyer or IHS in connection with the execution and delivery of this Agreement or the consummation by Buyer of the transactions contemplated hereby, other than as set forth on Schedule 3.1(a).

                    (b) Sufficient Funds. IHS and Buyer have sufficient funds available to pay in full the Purchase Price.

                    (c) Organization and Standing of Buyer. Buyer is a corporation duly organized and validly existing under the laws of California. IHS is a corporation duly organized and validly existing under the laws of Delaware. Buyer and IHS have full corporate power and authority and possess all material governmental franchises, licenses, permits, authorizations and approvals necessary to enable them to use their corporate names and to own, lease or otherwise hold their properties and assets and to carry on their business in all material respects as presently conducted.

                    (d) Financial Statements and SEC Documents. Each of the balance sheets in or incorporated by reference into any annual reports filed on Form 10-K and all other reports, registration statements, definitive proxy statements or information statements filed by IHS after December 31, 1995 with the SEC under the Securities Act or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (collectively, the "IHS SEC Documents") fairly presents in all material respects the financial position of IHS as of the date it was filed and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such report and documents (including any related notes and schedules thereto) as of such date fairly presents in all material respects the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of IHS for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements (and, where applicable, the absence of footnotes).

                    (e) IHS Stock. Upon delivery to Seller in accordance with the terms of this Agreement, each share of IHS Stock shall be duly authorized, validly issued, and nonassessable.

                                  ARTICLE IV
                                   COVENANTS

            4.1 Covenants of Seller. Seller covenants and agrees as follows:

                  (a) Insurance. Effective as of the Closing Date and for a period of three (3) years thereafter, Seller at its own expense shall purchase and maintain a tail insurance policy with respect to all claims-made insurance policies of Seller currently in effect, such tail coverage to name Seller as insured and Buyer as an additional insured.

                  (b) Employment Agreements. In the event that Buyer terminates the employment (including upon expiration of the Initial Term (as such term is defined in the Employment Agreements) if Buyer elects not to extend the Initial Term pursuant to the applicable Employment Agreement) of any of William Glynn, Kenneth Levinson, or Stephen

Manty (the "Subject Employees") at any time after the one year anniversary of the Closing Date and on or prior to the expiration of the Initial Term (as such term is defined in such Employment Agreement), Seller will be solely responsible for the payment of any compensation, severance, benefits, or other amounts becoming thereafter due to such terminated Subject Employee solely under Employment Agreements between Seller and the Subject Employees in an amount not to exceed the aggregate amount that would have been due had such Employment Agreements not been amended or modified on or after the Closing Date; provided however, that any liability to any Subject Employee that constitutes a Current Liability on the Closing Balance Sheet shall be Buyer's responsibility. Any liabilities or obligations of any nature to the Subject Employees arising out of any matters occurring after the Closing or arising out of such Employment Agreements, other than those arising under the preceding sentence (or as expressly assumed by Seller under the applicable Assignment and Amendment of Employment Agreement) shall be the sole liability and responsibility of Buyer. Buyer's liabilities under this Section 4.1(c) shall be Assumed Liabilities. Any liability to Stephen Manty expressly assumed by Seller under paragraph 3 of his Assignment and Amendment of Employment Agreement shall be an Excluded Liability.

                  (c) COBRA. Seller shall give all notices, make all offers, pay and collect all premiums, obtain all group health plan coverage, and perform all other actions mandated by Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), which are required to be given, made, paid, obtained, and performed as a result of the Closing under this Agreement. This provision shall not be construed, however, to require Seller to maintain its group health insurance coverage following Closing, except as may be required by applicable Governmental Requirements or Section 4.2(c).

            4.2 Covenants of Buyer.  Buyer covenants and agrees as follows:

                  (a) Financial Information. Buyer will use reasonable commercial efforts to (i) hold all of the books and records of Seller delivered to it and existing on the Closing Date and not destroy or dispose of any thereof for a period of three (3) years from the Closing Date, and thereafter if it desires to destroy or dispose of such books and records, will offer first in writing at least 60 days prior to such destruction or disposition to surrender them to Parent, provided that such books and records must be held as confidential information by Parent and Parent must state the reason it wants possession of the books and records, and (ii) promptly provide to Parent upon request, financial information provided to it by Seller with respect to Seller for the period of the current fiscal year up to Closing in accordance with past practice to allow Parent to comply with securities law, financial and tax reporting and accounting requirements.

                  (b) Accounts. Buyer shall pay to Parent all amounts owed to Parent by Seller on the Closing Date to the extent such amounts constitute Assumed Liabilities when they shall become due in the ordinary course of business consistent with past practice.

                  (c) Employees. Buyer undertakes to offer employment to all employees of Seller other than two (2) employees to be designated by Buyer (the "Designated Employees"), on such terms and with such benefits and compensation as Buyer shall deem advisable in its sole discretion. Buyer agrees, at Seller's prior written request, to use its reasonable commercial effort to continue (until no later than March 31, 1997) the employment of Ms. Perez-Lugones after the date which is thirty (30) days after the date hereof to provide Seller with such assistance as it shall reasonably request of her (within the scope of her employment arrangement or agreement with Buyer); provided that Seller shall be liable for all compensation to, and costs and expenses payable with respect to, such employee with respect to any period during which said employee is employed by Buyer at Seller's request, and if Seller requests that Buyer continue such employment, Buyer shall be entitled to reimbursement for any Employment Termination Payment due to such employee to the extent provided in Section 1.3(a)(iii) regardless of when she is thereafter terminated.

                  (d) Insurance. The disability, life, health, dental and vision insurance plans of Seller described on Schedule 3.1(l) shall constitute Contracts and shall be assigned to, and assumed by, Buyer as provided in Section
1.4 of this Agreement.

            4.3 Mutual Covenants. Each of Seller and Buyer, as applicable, covenants and agrees as follows:

                  (a)   Records.

                        (i) On the Closing Date, Seller shall cause to be delivered to Buyer all Records and, to the extent transferred hereunder, the items described in Section 1.1(a)(viii), in the possession of Seller relating to the Business to the extent not then in the possession of Seller, subject to the following exceptions:

                              (A) Buyer recognizes that certain Records may
contain incidental confidential information relating to Parent and not relating to Seller, and that Seller may delete and retain such information from such Records; and

                              (B) Seller may retain all bids received from other
parties and analyses relating to Seller.

                        (ii) Upon reasonable written notice, Buyer and Seller agree to furnish or cause to be furnished to each other and their representatives, employees, counsel and accountants access, during normal business hours, such information (including Records pertinent to Seller) and assistance relating to Seller as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any Returns or the defense of any Tax claim or assessment or the defense or prosecution of any litigation matters; provided, however, that such access does not unreasonably disrupt the normal operations of Buyer, Seller or any of their Affiliates.

                        (iii) Buyer agrees that it will use its commercially reasonable efforts to make available to Seller the services of Stephen Manty (to the extent he shall continue to be employed by Buyer and within the scope of his Employment Agreement with Buyer) and/or his designees for the time period commencing on the date hereof and ending on March 31, 1997 to assist Seller with the defense of litigation matters and any investigation by the Department of Labor and oversight of accounting matters; provided that Seller shall pay to Buyer an amount equal to $4,000 per month in respect thereof and such services to Seller shall not materially interfere with the performance of his obligations to Buyer under his Employment Agreement.

                  (b) Publicity. Seller (and Parent) and Buyer (and IHS) agree that no public release or announcement concerning the transactions contemplated hereby shall be issued by either of them without the prior consultation and written consent (which consent shall not be unreasonably withheld) of the other, except such release or announcement as may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

                                   ARTICLE V
                               OTHER AGREEMENTS

            5.1 Certain Understandings. Buyer acknowledges that neither Parent, Seller, nor any other person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding Seller not included in this Agreement or the Schedules hereto or the Seller's Transaction Documents, and none of Parent, Seller, or any other person will have or be subject to any liability to Buyer or any other person resulting from the distribution to Buyer, or Buyer's use of, any such information (including, without limitation, any offering memorandum, brochure or other publication provided to Buyer, and any other document or information provided to Buyer in connection with the transactions contemplated hereby).

            5.2 Further Assurances. From time to time, as and when requested by either party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

            5.3 Transfer Taxes. Seller shall be responsible for and shall timely pay all sales and use taxes and personal property transfer taxes imposed by any governmental entity in connection with the transfer of the Assets. Buyer shall be responsible for and shall pay all other transfer taxes, documentary stamp taxes, recording charges and other fees and taxes imposed by any governmental entity in connection with the transfer of the Assets ("Buyer Taxes").

            5.4 Use of Mediq Name. Buyer acknowledges and agrees that the name and service mark "MEDIQ" and all derivations thereof (the "Name") is owned by Parent and that by the sale of the Assets, or otherwise, Parent is not relinquishing any interest in or rights to the Name or any derivation thereof, nor permitting Buyer (after the Closing Date) to use, license or otherwise have any rights in or to the Name, except on such terms as are expressly set forth in this Section. Parent will permit use of the Name by Buyer for transition purposes during a period not to exceed 365 days subsequent to the Closing Date (the "Transition Period"), on the following terms and conditions:

                  (a) By the end of the Transition Period, Buyer shall have caused the removal in all material respects of the Name from all of Buyer's assets, motor vehicles, machinery, equipment, stationery, business cards, and other documents. During the Transition Period, Buyer and Seller shall not affix, or cause to be affixed, the Name to any of its assets, vehicles, machinery or equipment.

                  (b) Within a reasonable period of time after the Closing Date, Buyer shall cease to use the Name in its dealings with its customers, suppliers and others with whom it does business.

                  (c) Buyer may use the Name solely in connection with its operation of the Business pursuant to this Section 5.4 and shall have no right to license, assign or otherwise transfer any rights in or to the Name.

            5.5 Covenant Not to Compete.

                  (a) Each of Parent and Seller agrees that for a period of 3 years after the Closing Date neither of them nor any of their respective Affiliates shall, directly or indirectly, for himself, herself or itself, or on behalf of any other person, firm, entity or other enterprise, be employed by, be an officer, director or manager of, act as a consultant for, be a partner in, have a proprietary interest in, or loan money to any person, enterprise, partnership, association, corporation, limited liability company, joint venture or other entity which is directly or indirectly in the business of owning, operating or managing any mobile radiological, EKG, or any other business currently conducted by Seller (the "Applicable Businesses"), now or hereafter competitive with any such Applicable Business of Buyer (including, without limitation, the Business), IHS or any of their respective Affiliates, located in any state in which Buyer, IHS or Seller is currently conducting such business; provided, however, that nothing contained herein shall restrict Seller from performing its obligations under any Temporary Excluded Contracts as provided in
Section 1.4(c) or restrict Parent or any of its Affiliates from operating or owning any of their existing businesses or investments or renting or leasing any equipment, provided that they do not expand into the foregoing prohibited activities. The restrictions contained in this Section 5.5 (other than the confidentiality provisions) shall not be binding upon any third party purchaser of Parent, or of any assets, stock, division or business unit of Parent or of any Affiliate of Parent.

                  (b) Seller and Parent represent and warrant that there are no employees, consultants or agents of Parent having expertise in the operation of the Applicable Business or having a relationship with any customers of the Applicable Business. Notwithstanding anything to the contrary contained in this Agreement, the foregoing representation and warranty and all indemnification rights with respect thereto shall not expire until the date that is three (3) years after the date hereof.

                  (c) Seller and the Parent hereby agree that, for a period of three (3) years following the date hereof, without the express written consent of IHS, none of Seller, the Parent and their respective Affiliates will directly or indirectly, for themselves or on behalf of any other person, firm, entity or other enterprise:

            (i) solicit any client, facility or patient who, prior to the date hereof, was a client, facility or patient of Seller with respect to the Applicable Business; or

            (ii) hire, entice away or in any other manner persuade any employee, consultant, representative or agent who was an employee, consultant, representative or agent of Seller prior to the date hereof, to alter, modify or terminate their relationship with Buyer or IHS.

                  (d) The Parent and Seller each acknowledges that the restrictions contained in this Section 5.5 are reasonable and necessary to protect the legitimate business interests of Buyer and IHS and that any violation thereof by either of them would result in irreparable harm to Buyer and IHS, and that damages in the event of such a breach will be difficult, if not impossible, to ascertain. Accordingly, the Parent and Seller each agrees that upon the violation by it of any of the restrictions contained in this
Section 5.5, Buyer and IHS shall be entitled to obtain from any court of competent jurisdiction a preliminary and permanent injunction as well as any other relief provided at law, equity, under this Agreement or otherwise, without the necessity of posting any bond or other security whatsoever. In the event any of the foregoing restrictions are adjudged unreasonable in any proceeding, then the parties agree that the period of time or the scope of such restrictions (or both) shall be adjusted to such a manner or for such a time (or both) as is adjudged to be reasonable.

                  (e) The Parent and Seller each acknowledges that the covenants contained in this Section 5.5 are independent covenants and that any failure by the Buyer or IHS to perform its obligations under this Agreement shall not be a defense to enforcement of the covenants contained in this Agreement, including but not limited to a temporary or permanent injunction.

                  (f) Seller and Parent agree to take any and all actions necessary, including, without limitation, commencement of legal proceedings, to enforce each of the non-competition agreements set forth on Schedule 1.4(a) hereto upon the request of and in accordance with the instructions of Buyer. Seller and Parent shall not be required to advance or expend any funds in connection with their respective obligations under this subsection (f). Buyer shall indemnify and hold harmless Seller and Parent from any loss, liability, damage, cost and expense, including without limitation, reasonable legal fees and expenses, arising out of taking any such actions at Buyer's request. Buyer acknowledges that Seller intends to terminate all Excluded Contracts (not otherwise terminated); provided that Seller shall not shorten the non-competition provisions of such agreements in effect immediately prior to their termination.

            5.6   Restrictions.

                  (a) From and after the Closing Date, neither Seller nor the Parent shall disclose, directly or indirectly, to any person or entity, or make use of, without the express authorization of IHS and Buyer, any non-public pricing strategies or records acquired by Buyer from Seller, any proprietary data or trade secrets acquired by Buyer from Seller or any financial or other information acquired by Buyer from Seller; provided that the foregoing restrictions shall not apply to any information which:

                        (i) is or becomes publicly known through no wrongful act on the part of Seller or Parent; or

                        (ii) is or becomes available to the disclosing party on a non- confidential basis from a third party without restriction and without breach of this Agreement; or

                        (iii) is approved for release by written authorization signed by Buyer or IHS; or

                        (iv) is required to be disclosed in accordance with applicable law; provided, however, prior to making any such disclosure the party required to make such disclosure shall provide Buyer with prompt notice of such requirement to enable Buyer to seek an appropriate protective order and such party will use its best efforts to preserve the confidentiality of such information and will disclose only that portion of the information as is required to be disclosed.

                  (b) Each of Seller and Parent acknowledges that the restrictions contained in this Section 5.6 are reasonable and necessary to protect the legitimate business interests of Buyer and IHS, and that any violation thereof by any of them would result in irreparable harm to Buyer and IHS. Accordingly, each of Seller and Parent agrees that upon the violation by any of them of any of the restrictions contained in this Section 5.6, Buyer and

IHS shall be entitled to obtain from any court of competent jurisdiction a preliminary and permanent injunction as well as any other relief provided at law or equity, under this Agreement or otherwise, without the necessity of posting any bond or security whatsoever.

            5.7   Adjustments for Medicare Reimbursement Rate Increases.

                        (i) If the Medicare carrier for the States of Maine, Massachusetts, New Hampshire or Vermont (each, an "Applicable State"): increases the reimbursement rate for the transport component for mobile x-ray or EKG services performed by Seller prior to the Closing Date, then the difference between the amount due with respect to the transport component for mobile x-ray or EKG services performed by Seller in all Applicable States prior to the Closing Date at the increased rate of reimbursement shall be deemed to be an Account Receivable, and accordingly, Seller shall be entitled to additional Purchase Price payments if and to the extent provided in Section 2.3(b)(ii) above; provided that such increases in Purchase Price by reason of this Section 5.7(a) shall not exceed $800,000 in the aggregate.

                  (b) Buyer and IHS shall cooperate and use their commercially reasonable efforts to collect any amounts that shall become due to Seller as contemplated by subsection (a) above, including, without limitation, resubmitting billing if necessary, but only to the extent that Seller has specifically identified and compiled and delivered to Buyer all of the necessary bills and records.

                  (c) Seller shall have the right to assume the prosecution of any action, suit, claim, proceeding or investigation relating to an increase in the Medicare reimbursement rate for the transport component for mobile x-ray or EKG services in the Applicable States that could result in an Account Receivable (as provided in subsection (a) above) (each, an "Action") in a manner consistent with the prosecution of similar Actions with respect to such reimbursement rates in the Applicable States by other businesses in the Seller's industry in such Applicable States, and Buyer and Seller agree to cooperate in good faith with each other and shall not have the right to compromise or settle an Action without the other's consent (which shall not be unreasonably withheld or delayed).

            5.8 Audit. Following Closing, Seller and the Parent will cooperate with and assist Buyer in a review of the financial statements of Seller. Buyer may, at its own expense, have an audit performed of such financial statements, and Seller and the Parent will cooperate in the performance of such audit.

            5.9 Billing and Collection Agent. (a) Seller hereby appoints Buyer to act as Seller's exclusive authorized agent to bill and collect all Non-Assignable Receivables, and Buyer and Seller hereby agree that the proceeds of such Non-Assignable Receivables shall be distributed in accordance with the provisions of Section 1.1 and 2.3(b) above.

                  (b) Buyer shall not receive a fee or any other compensation for said billing and collection services.

                  (c) Seller hereby constitutes and appoints Buyer its true, lawful, and irrevocable attorney to demand, receive, and enforce the billing and collection of the NonAssignable Receivables, and to give receipts, releases, and satisfactions for the same.

            5.10 Benefits under Excluded Contracts. If Buyer is provided with any requested benefit under an Excluded Contract (such as use of space or access to programs available with respect to leased motor vehicles), Buyer shall reimburse Seller for its proportionate out-of-pocket cost of providing such benefit.

                                  ARTICLE VI
                                INDEMNIFICATION

            6.1 Indemnification by Seller and Parent. (a) Seller and Parent hereby jointly and severally agree to indemnify Buyer, IHS and their respective Affiliates and their respective officers, directors, employees and agents against and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses but excluding punitive damages and unforeseen or other consequential damages other than punitive damages and unforeseen or other consequential damages which are paid to third parties) (a "Loss") suffered or incurred by any such indemnified party, as a direct consequence of (i) any breach of any representation or warranty of Seller or Parent contained in this Agreement or any Transaction Document, which by the terms of Section 8.3 survives the Closing, (ii) any breach of any covenant of Seller contained in this Agreement or any Transaction Document, (iii) all Reimbursement Liabilities; (iv) any Loss relating to any Excluded Liability (except as expressly assumed by Buyer under Section 1.4(c)); (v) any Loss arising out of any bulk transfer act (whether relating to liabilities in general or taxes or otherwise); (vi) any Loss arising out of the noncompliance of Seller with COBRA or any like statute; (vii) any Loss that is attributable to the pre-Closing conduct by Seller and relates to matters presently being investigated by the U.S. Department of Labor with respect to Seller; and (viii) any and all actions, suits, proceedings, demands assessments, judgments, settlements (to the extent approved by Seller, such approval not to be unreasonably withheld, delayed or conditioned) costs and legal and other expenses incident to any of the foregoing; provided, however, that Seller shall not have any liability under clause (i) above until the aggregate of all Losses, for which Seller would, but for this proviso, be liable exceeds on a cumulative basis $100,000, upon which Seller shall be liable for such $100,000 amount and all other amounts under this Section 6.1; provided, further, that the aggregate liability of Seller hereunder with respect to any and all Losses shall be limited to the aggregate amount of the final Purchase Price.

                  (b) Buyer acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims for monetary damages relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article VI.

                  (c) Buyer acknowledges and agrees that Parent and Seller shall not have any liability under any provision of this Agreement for any Loss to the extent that such Loss is caused by actions taken by or omitted to be taken by Buyer after the Closing Date. Buyer shall take and cause its Affiliates to take all reasonable steps to mitigate any Loss to the extent the same would have been required by applicable law if Buyer's rights to compensation for damages arose under law rather than by reason of contractual rights.

                  (d) Buyer may offset any of its indemnification claims against payment of the Contingent Payment (as defined in Section 2.2), provided that if Seller disputes the claim, Buyer shall place the amount of the claim into an escrow account with a nationally recognized financial institution, until the dispute is settled under the procedures set forth in this Article VI.

            6.2 Indemnification by Buyer. (a) The Buyer hereby agrees to indemnify Parent, Seller and their Affiliates against and hold them harmless from any Loss suffered or incurred by any such indemnified party as a direct consequence of (i) any breach of any representation or warranty of Buyer contained in this Agreement or any Transaction Document, which by the terms of
Section 8.3 survives the Closing, (ii) any breach of any covenant of Buyer contained in this Agreement or any Transaction Document, (iii) any guarantee or obligation to assure performance given or made by Parent or any of its Affiliates with respect to any obligation or liability of the Business that constitutes an Assumed Liability, (iv) any Assumed Liability or any liability, expense or obligation of the Business arising after the Closing Date, (v) any use of the Name by Buyer or IHS not authorized by this Agreement and (vi) any and all actions, suits, proceedings, demands assessments, judgments, settlements (to the extent approved by Buyer, such approval not to be unreasonably withheld, delayed or conditioned) costs and legal and other expenses incident to any of the foregoing.

                  (b) Seller and Parent shall take all reasonable steps to mitigate any Loss to the extent the same would have been required by applicable law if the rights of Seller and Parent to compensation for damages arose under law rather than by reason of contractual rights..

            6.3 Losses Net of Insurance, Etc. The amount of any Loss for which indemnification is provided under this Article VI shall be net of (i) in the case of Section 6.1, any reserves established on the Closing Balance Sheet of the Seller, to the extent covering such Loss, (ii) any net insurance proceeds actually collected by the indemnified party covering such loss and (iii) an amount equal to the present value of the net Tax benefit, if any, attributable to such Loss and used by the indemnified party, taking into account the receipt of such recovery; it being understood that each party will use such Tax benefits as promptly as reasonably practicable. If the amount to be netted hereunder from any payment required under Sections 6.1 or 6.2 is determined after payment by the indemnifying party of any amount otherwise required to be paid to an indemnified party pursuant to this Article VI, the indemnified party shall repay to the indemnifying party, promptly after such determination, any amount that the indemnifying party would not have had to pay pursuant to this Article VI had such determination been made at the time of such payment.

            6.4 Termination of Indemnification. The obligations to indemnify and hold harmless a party hereto, (i) pursuant to Sections 6.1(a)(i) and 6.2(a)(i), shall terminate when the applicable representation or warranty terminates pursuant to Section 8.3, and (ii) pursuant to the other clauses of Sections 6.1 and 6.2, shall not terminate; provided; however, that as to clauses (i) and (ii) above such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified (or the related party thereto) shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the party providing the indemnification.

            6.5 Procedures Relating to Indemnification under Sections 6.1 and
6.2. (a) A party seeking indemnification pursuant to Sections 6.1 and 6.2 (an "Indemnified Party") shall give prompt notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim or assessment, or the commencement of any action, suit, audit or proceeding, by a third party in respect of which indemnity may be sought hereunder (a "Third Party Claim") and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but no failure to give such notice shall relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual prejudice thereby). The Indemnifying Party (which, in the case of Seller or Parent, must include both such parties) shall have the right, exercisable by written notice (the "Notice") to the Indemnified Party (which notice shall state that the Indemnifying Party expressly agrees that as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be solely obligated to satisfy and discharge the Third Party Claim) within fourteen (14) days of receipt of notice from the Indemnified Party of the commencement of or assertion of any Third Party Claim, to assume the defense of such Third Party Claim, using counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party; provided, that the Indemnifying Party shall not have the right to assume a Third Party Claim if (i) the named parties to any such action (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and (ii) the Indemnified Party shall have been advised by counsel in writing that under applicable standards of professional responsibility, a conflict will arise in the event both the Indemnified Party and the Indemnifying Party are represented by the same counsel with respect to the Third Party Claim, in which case such Indemnified Party shall have the right to participate in the defense of such Third Party Claim and all Losses in connection therewith shall be reimbursed by the Indemnifying Party. In addition, if the Indemnifying Party fails to give the Indemnified Party the Notice complying with the provisions stated above within the stated time period, the Indemnified Party shall have the right to assume control of the defense of the Third Party Claim and all Losses in connection therewith shall be reimbursed by the Indemnifying Party upon demand of the Indemnified Party.

            (b) If at any time after the Indemnifying Party assumes the defense of a Third Party Claim, any of the conditions set forth in clauses (i) or (ii) of subsection (a) above come into existence the Indemnified Party shall have the same rights as set forth above as if the Indemnifying Party never assumed the defense of such claim.

            (c) The Indemnifying Party or the Indemnified Party, as the case may be, shall in any event have the right to participate, at its own expense, in the defense of any Third Party Claim which the other is defending.

            (d) The Indemnifying Party, if it shall have assumed the defense of any Third Party Claim in accordance with the terms hereof, shall have the right, upon thirty (30) days prior written notice to the Indemnified Party, to consent to the entry of judgment with respect to, or otherwise settle such Third Party Claim unless (i) the Third Party Claim involves equitable or other non-monetary damages or (ii) in the reasonable judgment of the Indemnified Party such settlement would have a continuing material adverse effect on the Indemnified Party's business (including any material impairment of its relationships with customers and suppliers), in which case such settlement only may be made with the written consent of the Indemnified Party, which consent shall not be unreasonably withheld. Seller shall keep Buyer appraised of any material negotiations between Seller and the U.S. Department of Labor, or any material occurrences with respect to the same (to the extent within the knowledge of Seller or the Parent), and will not enter into a settlement of such matters without Buyer's consent, such consent not to be unreasonably withheld or delayed.

            (e) Whether or not the Indemnifying Party chooses to defend or prosecute any claim involving a third party, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith.

                                  ARTICLE VII
                                  DEFINITIONS

            As used in this Agreement, the following terms shall have the following meanings:

            "Accounting Principles" shall have the meaning set forth in Section 2.3(b).

            "Accounts Receivable" shall have the meaning set forth in Section 2.3(b).

            "Action" shall have the meaning set forth in Section 5.7(d).

            "Affiliate" shall have the meaning given to such term in Rule 12b-2 under the Exchange Act, as in effect as of the date of this Agreement.

            "Applicable Authority" shall have the meaning set forth in Section 2.2(c).

            "Applicable State" shall have the meaning set forth in Section
            5.7(a).

            "Balance Sheet" shall have the meaning set forth in Section 3.1(e).

            "Base Rate" shall have the meaning set forth in Section 5.7(a).

            "Buyer" shall have the meaning set forth in the first paragraph of this Agreement.

            "Buyer Taxes" shall have the meaning set forth in Section 5.3

            "Buyer's Transaction Documents" shall have the meaning set forth in
            Section 3.2(a).

            "Closing" shall have the meaning set forth in Section 2.4.

            "Closing Date" shall have the meaning set forth in Section 2.4.

            "Closing Date Working Capital" shall have the meaning set forth in
            Section 2.3(a).

            "COBRA" shall have the meaning set forth in Section 4.1(e).

            "Code" shall have the meaning set forth in Section 3.1(f).

            "Collateral Source" shall have the meaning set forth in Section 6.3.

            "Confidentiality Agreement" shall have the meaning set forth in
            Section 4.1(a).

            "Contingent Payment" shall have the meaning set forth in Section 2.2(a).

            "Contracts" shall have the meaning set forth in Section 3.1(j).

            "Customer Contracts" shall have the meaning set forth in Section 3.1(j)(xii).

            "Date of Determination" shall have the meaning set forth in Section 2.2(b).

            "Delay Payment Notice" shall have the meaning set forth in Section 2.3(b).

            "EKG Transportation Reimbursement Change" shall have the meaning set forth in Section 2.2(c).

            "Environmental Laws" means federal, state and local laws, rules, regulations, codes and ordinances, and any orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act ("CERCLA"); the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"); the Federal Water Pollution Control Act, as amended; the Federal Clear Air Act, as amended; the Toxic Substances Control Act, as amended; the Surface Mining Control and Reclamation Act of 1977, as amended; the Safe Drinking Water Act, as amended; the Pollution Control Act of 1990, as amended; the Federal Insecticide, Fungicide and Rodenticide Act, as amended; and comparable state and local laws in effect on the date hereof.

            "ERISA" shall have the meaning set forth in Section 3.1(m).

            "Excess Amount" shall have the meaning set forth in Section 5.7(a).

            "Excess Amount Dispute Notice" shall have the meaning set forth in
            Section 5.7(b).

            "Excess Amount Schedule" shall have the meaning set forth in Section 5.7(b).

            "Exchange Act" shall have the meaning set forth in Section 3.1(aa).

            "Excluded Contracts" shall have the meaning set forth in Section 1.4(a).

            "Excluded Liabilities" shall have the meaning set forth in Section 1.3(b).

            "Final Excess Amount" shall have the meaning set forth in Section 5.7(b).

            "Financial Statements" shall have the meaning set forth in Section 3.1(e).

            "Hazardous Substances" shall have the meaning set forth in Section 101(14) of CERCLA, 42 U.S.C. Section 9601(14).

            "IHS SEC Documents" shall have the meaning set forth in Section 3.2(d).

            "Impracticalities" shall have the meaning set forth in Section
            1.4(a).

            "Indemnified Party" shall have the meaning set forth in Section 6.5.

            "Indemnifying Party" shall have the meaning set forth in Section
            6.5.

            "Independent Accounting Firm" shall have the meaning set forth in
            Section 2.3(b).

            "Knowledge" means, with respect to Seller, the actual knowledge of the officers of Seller.

            "Liability" shall have the meaning set forth in Section 1.3(b).

            "Liens" shall have the meaning set forth in Section 3.1(g).

            "Loss" shall have the meaning set forth in Section 6.1(a).

            "Material Adverse Effect" means a material adverse effect on the value of the Assets, the transactions contemplated by this Agreement, the financial condition, or results of operations of the Seller, or the Buyer, as the case may be. Seller or Buyer may, however, at its option, include in the Schedules of this Agreement or elsewhere items which would not have a Material Adverse Effect within the meaning of the previous sentence in order to avoid any misunderstanding, and such inclusion shall not be deemed to be an acknowledgment by the Seller or Buyer that such items would have a Material Adverse Effect or further define the meaning of such term for the purpose of this Agreement.

            "Name" shall have the meaning set forth in Section 5.4.

            "Non-competition Agreement" shall have the meaning set forth in
            Section 5.5.

            "Notice" shall have the meaning set forth in Section 6.5.

            "Parent SEC Documents" shall have the meaning set forth in Section 3.1(aa).

            "Permitted Liens" shall have the meaning set forth in Section
            3.1(g).

            "Purchase Price" shall have the meaning set forth in Section 2.1.

            "Preliminary Closing Date Balance Sheet" shall have the meaning set forth in Section 2.3(b).

            "Questionable Payments" shall have the meaning set forth in Section 3.1(w).

            "Records" shall have the meaning set forth in Section 1.1(a)(vi).

            "Required Amount" shall have the meaning set forth in Section
            2.3(a).

            "Returns" shall have the meaning set forth in Section 3.1(f).

            "SEC" shall have the meaning set forth in Section 3.1(aa).

            "Securities Act" shall have the meaning set forth in Section
            3.1(aa).

            "Seller" shall have the meaning set forth in the first paragraph of this Agreement.

            "Seller's Benefit Plans" shall have the meaning set forth in Section 3.1(m).

            "Seller's Transaction Documents" shall have the meaning set forth in
            Section 3.1(a).

            "Smith Agreement" shall have the meaning set forth in Section
            1.4(a).

            "Specified Party" shall have the meaning set forth in Section 6.7.

            "Subject Employees" shall have the meaning set forth in Section 4.1(c).

            "Tax" or "Taxes" shall have the meanings set forth in Section
            3.1(f).

            "Third Party Claim" shall have the meaning set forth in Section 6.5.

            "Transition Period" shall have the meaning set forth in Section 5.4.

            "Working Capital Increase" shall have the meaning set forth in
            Section 2.3(b).

            "Working Capital Review" shall have the meaning set forth in Section 2.3(b).

                                 ARTICLE VIII
                                 MISCELLANEOUS

            8.1 Assignment. This Agreement and the rights hereunder shall not be assignable or transferable by Buyer or Seller (including by sale of stock, operation of law in connection with a merger, or sale of substantially all the assets of Buyer) without the prior written consent of the other party hereto; provided that Buyer may assign this Agreement to any other Affiliate of IHS or to any person that acquires all or substantially all of the assets of Buyer, with IHS remaining as guarantor of the assignee's obligations and liabilities under this Agreement and further provided Buyer remains liable hereunder. This Agreement shall inure to the benefit of, and be binding upon and enforceable against, the successors and permitted assigns of the respective parties hereto.

            8.2 No Third-Party Beneficiaries. Except as provided in Section 4.2 and Article VI, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

            8.3 Survival of Representations. The representations and warranties in this Agreement and in any other document delivered in connection herewith shall survive the Closing solely for purposes of Sections 6.1 and 6.2 of this Agreement and shall terminate at the close of business twelve months following the Closing Date, except that such time limitation shall not apply to (i) claims for misrepresentations or breaches of warranty relating to Section 3.1(f) (relating to Taxes), Section 3.1(w) (relating to Questionable Payments), Section 3.1(x) (relating to Reimbursement Matters), or Section 3.1(z) (relating to Medicare/Medicaid Participation) which may be asserted within 60 days after the expiration of the applicable statute of limitations with respect to the period to which the particular claims relate, and (ii) claims for any other misrepresentation or breach of warranty as to which Buyer has described in reasonable detail pursuant to a written notice given to Seller prior to the expiration of such 12-month period.

            8.4 Expenses. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, except as may otherwise be expressly provided in this Agreement. None of Seller's cost and expenses arising out of the transactions contemplated by this Agreement, including without limitation, legal and accounting fees, shall be included as Current Liabilities.

            8.5 Amendments. No amendment to or modification of this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto.

            8.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally; (b) on the date of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; (c) on the business date after delivery to a reputable nationally recognized overnight courier service or
(d) three business days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                        (i)   If to Buyer,

                              Symphony Diagnostic Services
                              No. 1, Inc.
                              8181 West Broward Boulevard, Suite 370
                              Plantation, FL  33324
                              Attention:  Martin Ardman
                              Telecopier: (954) 474-3754

                        With  required copies to:

                              Integrated Health Services, Inc.
                              10065 Red Run Boulevard
                              Owings Mills, MD 21117
                              Attention: Marshall Elkins, Esq.

                              and

                              Blass & Driggs, Esqs.
                              461 Fifth Ave.
                              19th Floor
                              New York, NY  10016
                              Attention:  Michael Blass, Esq.
                              Telecopier: 212-447-5428

                        (ii)  If to Seller, to:

                              Mediq Mobile X-Ray Services, Inc.
                              90 Glacier Drive
                              Westwood, MA 02090
                              Attention:  Stephen Manty
                              Telecopier: (617) 326-8807

                        With a required copy to:

                              Dechert Price & Rhoads
                              4000 Bell Atlantic Tower
                              1717 Arch Street
                              Philadelphia, PA  19103
                              Attention:  Henry N. Nassau, Esq.
                              Telecopier:       (215) 994-2222

                        (iii) If to Parent to:

                              Mediq Incorporated
                              One Mediq Plaza
                              Pennsauken, NJ 08110
                              Attention:  Michael F. Sandler
                              Telecopier: (609) 486-4720

                        With a required copy to:

                              Dechert Price & Rhoads
                              4000 Bell Atlantic Tower
                              1717 Arch Street
                              Philadelphia, PA  19103
                              Attention:  Henry N. Nassau, Esq.
                              Telecopier: (215) 994-2222

Such addresses may be changed, from time to time by means of a notice given in the manner provided in this Section (provided that no such notice shall be effective until it is received by the other parties hereto).

            8.7 Fees. Each party hereto hereby represents and warrants that the only broker or finder that has acted for such party in connection with this Agreement or the transactions contemplated hereby or that may be entitled to any brokerage fee, finder's fee or commission in respect thereof is Robert Reisley with respect to Seller. Seller will pay all fees or commissions which may be payable to the firms so named.

            8.8 Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

            8.9 Interpretation. All references to immediately available funds or dollar amounts contained in this Agreement shall mean United States dollars. All references to generally accepted accounting principles contained in this Agreement shall mean United States generally accepted accounting principles consistently applied. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The parties acknowledge and agree that (i) each party and its counsel have reviewed the terms and provisions of this Agreement and have contributed to its revision, (ii) the normal rule of construction, to the effect that any ambiguities are resolved against the drafting party, shall not be employed in the interpretation of it, and (iii) the terms and provisions of this Agreement shall be constructed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement. All information disclosed by Seller in any Schedule hereto or any representation or warranty herein shall be deemed to have been disclosed in any other Schedule hereto or any representation or warranty herein where such disclosure of such information is required or pertains to a representation or warranty made by Seller herein; provided that a reasonable reading of such schedule, representation or warranty would clearly indicate that information contained therein is required in or pertains to another Schedule, representation or warranty. Reference in this Agreement to dollar amount thresholds (including such references in Article VIII of this Agreement) shall not, for purposes of this Agreement, be deemed to be evidence of materiality or a Material Adverse Effect.

            8.10 Waiver. Waiver of any term or condition of this Agreement by any party shall be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term of this Agreement. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            8.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

            8.12 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto and the other documents delivered pursuant to this Agreement, contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, negotiations, correspondence, undertakings and understandings, oral or written, relating to such subject matter. Any Confidentiality Agreements in effect between the parties hereto prior to the date hereof are hereby terminated.

            8.13 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed entirely within Pennsylvania, without regard to the conflicts of law principles thereof.

            8.14 Joint and Several. All obligations, representations, warranties, covenants and agreements of Seller and Parent under this Agreement or any of Seller's Transaction Documents shall be joint and several obligations, representations, warranties, covenants and agreements of Seller and Parent. All obligations, representations, warranties, covenants and agreements of Buyer and IHS under this Agreement or any of Buyer's Transaction Documents shall be joint and several obligations, representations, warranties, covenants and agreements of Buyer and IHS.


                        [SIGNATURES ON FOLLOWING PAGE]

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                          MEDIQ INCORPORATED


                                          By: /s/ Michael F. Sandler
                                             ---------------------------
                                          Name:  Michael F. Sandler
                                          Title: Senior Vice President

                                          MEDIQ MOBILE X-RAY SERVICES, INC.


                                          By: /s/ Michael F. Sandler
                                             ---------------------------
                                          Name: Michael F. Sandler
                                          Title: Chief Financial Officer


                                          SYMPHONY DIAGNOSTIC SERVICES
                                          NO.1, INC.


                                          By: /s/ Martin Ardman
                                             ---------------------------
                                          Name: Martin Ardman
                                          Title:

GUARANTEE:

      The performance of all the covenants, liabilities and obligations of Symphony Diagnostic Services No. 1, Inc. hereunder are unconditionally and irrevocably, jointly and severally guaranteed as surety by Integrated Health Services, Inc., its parent.

INTEGRATED HEALTH SERVICES, INC.



By: /s/ Elizabeth B. Kelly
    -------------------------
      Senior Vice President,
      Corporate Development